EXHIBIT 10.26

                                  AGREEMENT OF
                                      LEASE

                             HARBOR VISTA ASSOCIATES
                              LIMITEDD PARTNERSHIP

                                    Landlord

                                       and

                                 META GROUP INC.

                                     Tenant

                           Dated as of March 31, 1999

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TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Article

1. Definitions ................................................................1

2. Demise; Premises; Term .....................................................4

3. Condition of the Premises ..................................................5

4. Rent .......................................................................5

5. Use ........................................................................6

6. Escalations ................................................................8

7. Insurance .................................................................15

8. Compliance with Laws.......................................................18

9. Alterations; Improvements..................................................20

10. Repairs...................................................................23

11. Utilities and Services....................................................24

12. Damage to or Destruction of the Premises..................................27

13. Eminent Domain............................................................30

14. Default...................................................................31

15. Re-entry by Landlord; Remedies............................................33

16. Curing Tenant's Defaults; Fee and Expenses ...............................36

17. Non-Liability and Indemnification ........................................36

18. Surrender ................................................................38

19. Assignment, Mortgaging and Subletting ....................................39

20. Subordination and Attornment..............................................43

21. Access; Change in Facilities .............................................44

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22. Inability to Perform .....................................................45

23. Waiver ...................................................................45

24. No Other Waiver...........................................................46

25. Arbitration ..............................................................46

26. Quiet Enjoyment ..........................................................47

27. Rules and Regulations ....................................................47

28. Shoring ..................................................................47

29. Notice of Accidents ......................................................48

30. Brokerage ................................................................48

31. Window Cleaning ..........................................................48

32. Notices ..................................................................49

33. Estoppel Certificate; Memorandum .........................................49

34. Renewal Term .............................................................50

35. Parties Bound ............................................................51

36. Expansion ................................................................52

37. Signs ....................................................................54

38. Security .................................................................54

39. Connections ..............................................................57

40. Abatement ................................................................57

41. Antenna ..................................................................58

42. Second Floor Expansion ...................................................60

43. Miscellaneous ............................................................61
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                                    EXHIBITS

Exhibit

Exhibit A              Land
Exhibits B-1 and B-2   The Premises
Exhibit C              Cleaning Schedule
Exhibit D              Rules and Regulations
Exhibit E              Expansion Space
Exhibit F              Second Floor Expansion Space

                                    SCHEDULES

Schedule

Schedule 2.01(b)       Rentable Square Footage, Tenant's
                       Proportionate Share and Tenant's Complex
                       Share
Schedule 5.03          Certificate of Occupancy
Schedule 11.01         Overtime HVAC


                                      -iii
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            AGREEMENT OF LEASE dated as of the 31st day March, 1999 between
HARBOR VISTA ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership, having an address c/o Odin Management Company, 411 West Putnam Avenue, Greenwich, Connecticut 06830 ("Landlord") and META GROUP INC., a Connecticut corporation, having an offir-e at 208 Harbor Drive, Stamford, Connecticut ("Tenant ").

                                   WITNESSETH:

Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1.

                                   Defmitions

            Section 1.01. Definitions. For the purposes of this Lease, unless the context otherwise requires:

                  (a) "Alterations" shall mean alterations, installments, improvements, additions or other changes (other than carpeting, painting and other decorations) in or about the Premises (as hereinafter defined).

                  (b) "Building" shall mean that certain office building known as 208 Harbor Drive at the Complex.

                  (c) "Building Common Areas" shall mean all of the nonrentable areas in the interior and exterior of the Building including, without limitation, restrooms on multitenant floors, fire stairs, common space in the plaza level of the Building, any lower level space, the exterior of the Building and truck docks. Building Common Areas shall not include: (i) restrooms, lobbies, corridors, plazas, aisles, telephone and electric closets located on floors leased entirely by a single tenant, all of which shall be for the exclusive use of such single tenant and shall not be used in common with Tenant or other tenants or occupants of the Building; (ii) parking spaces, loading and unloading areas and other facilities which are designated for the use of Marina (as hereinafter defined) tenants; and (iii) Marina docks and gangways.

                  (d) "Building System " shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, life-safety, roof and balcony drainage and other service systems of the Building.

                  (e) "City" shall mean Stamford, Connecticut.

                  (f) "Commencement Date" shall mean October 25, 2001.

                  (g) "Complex" shall mean the office buildings and related facilities, parking areas, interconnected garages, roadways and any other buildings or improvements constructed on the Land.

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                  (h) "Complex Common Areas" shall mean all of the areas in and around the buildings comprising the Complex which are designated by landlord as being available for use by all tenants of the Complex, subject to such access restrictions which Landlord may impose, including, without limitation, the Complex Garages (as hereinafter defined), the exterior parking areas located adjacent to the buildings comprising the Complex, the Land and the roadways located adjacent to the buildings in the Complex. Complex Common Areas shall not include; (i) the buildings within the Complex; (ii) parking spaces, loading and unloading areas and other facilities which are designated for the use of the Marina tenants; (iii) Marina docks, bulkheads and gangways; (iv) parking spaces reserved for the exclusive use of Landlord or other tenants, and (v) Building Common Areas.

                  (i) "Complex Garages" shall mean all of the interconnected motor vehicle parking garages which are located in, adjacent to or underneath the buildings comprising the Complex.

                  (j) "Control" shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority interest if not a corporation and the possession of the power to direct or cause the direction of the management and policies of such corporation or other entity and the distribution of its profits, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

                  (k) "Environmental Law " shall mean all applicable Federal, state, county, and local statutes, laws, regulations, rules, ordinances, codes, standards, guidelines, orders, licenses and permits of any Governmental Authorities relating to environmental, health or safety matters, including by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act and any state and local equivalents of all of the preceding laws, including, but not limited to Connecticut General Statute ss. 22a-I et seq., including any amendments or extensions thereof and all future similar statutes, laws, rules, regulations, and directives and any rules, regulations, standards or guidelines issued pursuant to any of said Environmental Laws.

                  (l) "Garage " shall mean those portions of the Complex Garages which are located directly under and around the Building.

                  (m) "Governmental Authorities" or a "Governmental Authority" shall mean any federal, state, county, municipal or local government or any quasi-governmental authority, now or hereafter created and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the Building or any portion thereof.


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                  (n) "Hazardous Materials" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyl's, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal remediation or handling of which is now, or may in the future be, prohibited, controlled or regulated by any of the Environmental Laws.

                  (o) "Land" shall mean the parcel of land situated in the County of Fairfield, State of Connecticut and the City upon which the Complex stands as the same is more particularly described in Exhibit A amended hereto and made a part hereof.

                  (p) "Lease" shall mean this agreement of lease.

                  (q) "Lease Year " shall mean every period of twelve (12) consecutive months during the Term commencing on January first (1st) and terminating on December thirty-first (31st) except that the first lease Year shall refer to the period of the time between the Commencement Date and December 31, 2001 and the last Lease Year shall refer to the period of time between January first (1st) of such last Lease Year and the Expiration Date (as hereinafter defined).

                  (r) "Marina" shall mean all facilities covered by the Marina Agreement, including parking spaces, loading and unloading areas, docks, piers, bulkheads, etc.

                  (s) "Marina Agreement" shall mean collectively: (i) a certain Lease and Option, dated as of October 31, 1977, between the Landlord (formerly known as Yacht Haven Plaza Associates), as landlord, and Marina America, Inc., as tenant, a memorandum of which lease was recorded in the Stamford Land Records in Book 1700 at Page 317, as modified by a certain Restatement and Modification of Lease, dated July 13, 1979 and/or October 30, 1979, a notice of which was recorded in the Stamford land records in Volume 1918 at Page 132, as further amended on July 19, 1982 and July 20, 1982, and (ii) a certain Upland Easement Agreement, dated April 9, 1992, between Landlord and Marina America, Inc. and Aetna Life Insurance Company.

                  (t) "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities, now existing or hereafter existing, and of any and afl of their departments and bureaus affecting the Complex or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof.

                  (u) "Superior Lease " shall mean all ground or underlying leases of the Land, the Complex or the Building and all renewals, extensions, supplements, amendments and modifications thereof.


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                  (v) "Superior Mortgages" shall mean any trust indenture or mortgage which may now or hereafter affect the I-and, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor and advances made thereunder.

                  (w) "Tenant's Alterations" shall mean the Alterations made by Tenant to the Premises, including Tenant's Initial Work (as hereinafter defined) but excluding Tenant's Property.

                  (x) "Tenant's Property" shall mean Tenant's moveable fixtures and moveable partitions, telephone and other equipment, furniture, furnishings, work stations, decorations and other items of personal property.

                  (y) "Unavoidable Delays" shall mean any and all delays beyond the reasonable control of a party, including without limitation delays caused by the other party hereto, governmental restrictions, governmental regulations, controls, undue delays, order of civil, military, or naval authority, governmental preemption, strikes, labor disputes or lockouts (unless caused directly by such party), inability to obtain materials or reasonable substitutes therefor, default of any building or construction contractor or subcontractor, failure of the HVAC, electrical, plumbing or other building systems in the Building for reasons beyond Landlord's reasonable control, fire, Acts of God, extreme weather conditions, enemy action, civil commotion, riot or insurrection, or any other cause beyond such party's reasonable control. Notwithstanding the foregoing: (i) lack of funds shall not be deemed a cause beyond either party's reasonable control; and (ii) except as otherwise set forth in this Lease, Unavoidable Delays shall not excuse Tenant from its obligation to pay Fixed Rent and/or Additional Rent as and when due.

                                   ARTICLE 2.

                             Demise: Premises: Term

            Section 2.01.

                  (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the entire rentable portion of the fourth (4th) floor of the Building, as shown on Exhibit B-1 annexed hereto and made a part hereof, which shall be deemed to contain the number of rentable square feet set forth thereon, and the portion of the first (1st) floor of the Building, as shown on Exhibit B-2 annexed hereto and made a part hereof, which shall be deemed to contain the number of rentable square feet set forth thereon (collectively, the "Premises"). Any diagram attached hereto is solely for the purpose of identifying the Premises demised hereby.

                  (b) Tenant and Landlord hereby agree that for purposes of this Lease the Premises, the Building and the Complex shall be deemed to contain the number of rentable square feet set forth on Schedule 2.01(b) annexed hereto and made a part hereof.


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

            Section 2.02. Term. The Premises are leased for a term (the "Term") of approximately six (6) years and five (5) months, commencing on the Commencement Date and expiring at midnight on March 31, 2008 (the "Expiration Date"), unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, or as the same may be extended in accordance with the provisions of Article 34 hereof.

                                   ARTICLE 3.

                            Condition of the Premises

            Section 3.01. Condition of the Premises. Tenant hereby acknowledges and agrees that it currently occupies the Premises, is fully familiar with the condition thereof, and hereby agrees to accept the Premises and the Building in their "as is" condition as of the Commencement Date, and landlord shall have no obligation to alter, repair or perform any work to prepare the Premises for Tenant's occupancy (subject to the terms hereof).

                                   ARTICLE 4.

                                      Rent

            Section 4.01. Fixed and Additional. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord may designate, without any set-off, offset, abatement or deduction whatsoever, the following:

                  (a) Annual fixed rent ("Fixed Rent") in the amount of:

                        (i) One Million Nine Hundred Eighteen Thousand Nine Hundred Fifty-Nine and 00/100 Dollars ($1,918,959.00) per annum for the period from the Commencement Date through and including October 24, 2006 (which equals $159,913.25 per month); and

                        (ii) Two Million One Hundred Seventeen Thousand Four Hundred Seventy-Two and 00/100 Dotlan ($2,117,472.00) per annum for the period from October 25, 2006 through and including the Expiration Date (which equals $176,456.00 per month).

                        The Fixed Rent shall be payable in equal monthly installments, in advance on the first day of each and every calendar month during the Term.

                  (b) Additional rent ("Additional Rent") consisting of all other sums of money as shall become due and payable by Tenant hereunder (for default in the payment of which, once established, Landlord shall have the same remedies as for a default in the payment of Fixed Rent). Unless otherwise expressly set forth herein, all items of Additional Rent shall be due and payable fifteen (15) days after receipt of a bill therefor.


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            Section 4.02. Interest, Abatement

                  (a) If Tenant shall fail to pay when due any installment of Fixed Rent or any Additional Rent, Tenant shall pay interest thereon at an annual rate of interest equal to four percent (4 %) above the Base Rate (said rate or the maximum rate permitted by applicable usury laws, if any, whichever is less, is referred to herein as the "Default Rate") from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent. For purposes of this Lease, the term "Base Rate" shall mean the annual rate of interest publicly announced, from time to time, by Citibank, N.A., or its successor, as its "prime lending rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "prime lending rate").

                  (b) There shall be no abatement of, deduction from, counterclaim or set off against Fixed Rent or Additional Rent, except as otherwise may be specifically provided for in this Lease.

                                   ARIICLE 5.

                                       Use

            Section 5.01. Use. Tenant shall use and occupy the Premises for general office purposes and incidental meetings, seminars or training which support Tenant's general office purposes (provided such activity is not contrary to any other provision of this Lease, and does not, in Landlord's discretion, cause unreasonable strain on, or usage of, the HVAC systems (as hereinafter defined) or the elevators in the Building) and for no other purposes. Tenant shall not use or occupy or suffer or permit the use or occupancy of the Premises or any part thereof in any manner which in Landlord's reasonable judgment shall adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of any part of the Building, or with the proper and economical rendition of any such service or with the use or enjoyment of any part of the Building by any other tenant or occupant, or in any manner incompatible with a first class office building complex.

            Section 5.02. Restrictions on Use. Tenant shall not use or occupy, suffer or permit the Premises or any pail thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way: (a) violate any applicable laws or requirements of any Governmental Authority; (b) make void or voidable any insurance policy then in force with respect to the Building or the Premises; (c) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of the Superior Mortgages or Superior Leases, if any; (d) cause, or be likely to cause, physical damage to the Building or any part thereof; (e) constitute a public or private nuisance; (f) materially or unreasonably impair the appearance or reputation of the Complex;
(g) discharge noxious fumes, vapors or odors into the Building's air conditioning


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

system or into any of the Building's flues or vents or otherwise in such a manner as may unreasonably offend other occupants; (h) cause substantial or objectionable noise; or (i) impair or interfere beyond a de minimis amount with the Building' services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises or impair or interfere with the use of any of the other areas of the Building or the Complex, or occasion unreasonable discomfort, annoyance or inconvenience to landlord or any of the other tenants or occupants of the Building or of the Complex, including but not limited to the patrons of the Marina. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any other Section of this Article or any of the Rules and Regulations referred to in
Article 27 or set forth in Exhibit D attached hereto and made a part hereof.

            Section 5.03. Certificate of Occupancy. Tenant shall not at any time use or occupy, or suffer or permit to use or occupy the Premises, in violation of the certificate of occupancy issued for the Premises or the Building or the applicable zoning ordinance of the City and in the event that any department of the City or State of Connecticut shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall immediately discontinue such use of the Premises, subject to Tenant's right to contest same in accordance with the provisions of Section 8.01(b) hereof Landlord hereby represents and warrants that: (i) attached hereto as
Schedule 5.03 is a copy of the Certificate of Occupancy in Landlord's possession with respect to the Premises; and (ii) the Premises may be legally used as commercial offices.

            Section 5.04. Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Subject to the terms of the preceding sentence, if Tenant wishes to place any safes, vaults or other structural reinforcements in the Premises, it may do so at its own expense, in accordance with the provisions of Article 9 hereof and subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's reasonable judgment to absorb vibration and noise and prevent annoyance or inconvenience to Landlord or to any of the other tenants or occupants of the Building.

            Section 5.05. Names. Neither Tenant nor any occupant of the Premises shall use the name "Harbor Plaza" or "Yacht Haven Plaza", or any combination or simulation thereof, for any purpose whatsoever including, but not limited to, or as for any corporate, firm or trade name, trademark or designation or description of merchandise or services except that the foregoing shall not prevent the use of such name as part of Tenant's business address.

            Section 5.06. Use of Hazardous Materials. Tenant shall not install, use, generate, store or dispose, or cause to be installed, used, generated or disposed of, on or


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

about the Premises any Hazardous Materials, except for immaterial quantities of Hazardous Materials customarily used in business office operations, provided that such Hazardous Materials shall be stored and disposed of in accordance with all Environmental Laws.

                                   ART71CLE 6.

                                   Escalations

            Section 6.01. As used herein:

                  (a) The term "Taxes" shall mean all real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, water rents, rates and charges, or any other charges of any Governmental Authority of a similar or dissimilar nature which may be levied or assessed upon or with respect to the portion of the Land on which the Building stands and/or the Building and all taxes or charges levied or assessed upon or with respect to the Fixed Rent or Additional Rent or the gross receipts from the Building, or charges levied on Landlord's receipts from the Building which are in lieu of or a substitute for, any other tax or assessment or charge upon or with respect to the Building. Taxes shall also include the "Tenant's Complex Share" (as described in paragraph (e) below) of the Taxes ("Complex Share Taxes") assessed against the Land on which the Complex Common Areas are located. Taxes shall not be deemed to include:

                        (i) franchise or similar taxes of Landlord,

                        (ii) income taxes of Landlord,

                        (iii) any real estate taxes or water or sewer rents exclusively chargeable to and reimbursable by another tenant,

                        (iv) excise, inheritance, capital stock, gift, gains, conveyance, capital, levy or other taxes not limited to real property or the revenues therefrom, as provided above.

                  (b) The term "Tax Year " shall mean the period of twelve (12) months commencing on July Ist of each year beginning on July 1, 2001.

                  (c) The term "Landlord's Statement" shall mean an instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article.

                  (d) The term "Base Taxes" with respect to the Building and the Complex Share Taxes shall mean the average of Taxes for the Building or the Complex Share Taxes, as the case may be, for the fiscal tax year commencing on July 1, 1999 and ending on June 30, 2000 and the fiscal tax year commencing on July 1, 2000 and ending on June 30, 2001.


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

                  (e) The term "Tenant's Proportionate Share" shall mean with respect to the Building, the fraction, expressed as a percentage, the numerator of which is equal to the rentable square footage of the Premises, and the denominator of which is the rentable area of the Building and the term "Tenant's Complex Share", shall mean the fraction, expressed as a percentage, the numerator of which is equal to the rentable square feet of the Premises and the denominator of which is the total rentable square feet of all the buildings located in the Complex.

                  (f) For purposes of this Lease, "Tenant's Proportionate Share" with respect to the Building, and Tenant's Complex Share, each as of the date hereof, is set forth on Schedule 2.01(b) annexed hereto and made a part hereof.

                  (g) Subject to the provisions of Section 6.08 hereof, the term "Cost of Operation and Maintenance" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, replacement and repair of the Building and the improvements thereto and the Building Common Areas, including, without limitation, the cost incurred for air conditioning; mechanical ventilation; heating; cleaning of the Building; rubbish removal; window washing (interior and exterior, including inside partitions); elevators; porter and matron service; metered or unmetered (if or to the extent not separately metered) cost of electric current, oil and gas used throughout the Building Common Areas; steam; protection and security service; utility consultant's fees; repairs; maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees' sales, use and other similar taxes; water rates; all materials, supplies and equipment, purchased or hired therefor; replacement of tools and machinery and equipment which are not capital expenses; maintenance and repairs in and to Building Systems; repairing all rooftops and all parts thereof; painting, whether decorative or otherwise; removal of snow, ice, trash, garbage or other refuse; extermination; sewer rents and a management fee.

            The term "Complex Operating Expgnses" shall include, but not be limited to, all of the costs and expenses incurred by Landlord with respect to the operation, maintenance and repair of the Complex Common Areas, including the Complex Garages, and the property manager's office for the Complex including, without limitation, the following: maintenance and repair of grounds; all materials, supplies and equipment purchased or hired therefor; service contracts for any of the foregoing; removal of snow, ice, trash, garbage and other refuse; all oil or gas used in connection with heating the Complex Garages; all electricity consumed by reason of the operation of the Complex Garages; the cost of lighting exterior Complex Common Areas; the cost of personnel engaged in the operation, maintenance or repair of the Complex Common Areas, including the Complex Garages, including all wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance; including the property manager's telephone charges pertaining to the operation of the Complex; the property manager's office utilities; all taxes, charges and assessments levied or


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

assessed against the personal property of Landlord used in the operation of the Complex Common Areas, including the Complex Garages; all insurance carried by Landlord applicable to Complex Common Areas, including the Complex Garages including, without limitation, liability insurance for Complex Common Areas, including the Complex Garages, and extended coverage replacement cost property damage insurance); Complex Garage management fees, legal fees and accounting fees; taxes (including, without limitation, sales and use taxes); energy; and any systems, measures, procedures and personnel which Landlord may provide to control access to Complex Common Areas; and any other reasonable costs and expenses in connection with the operation, maintenance and repair of the Complex Common Areas; line painting; repaving; traffic systems, and traffic personnel; the cost of maintaining and repairing all private roads forming a part of the Complex and used for access through the Complex and Complex Garages to and from the buildings. Costs and expenses incurred in connection with the operation, maintenance and repair of Complex Common Areas, including the Complex Garages shall be included in Complex Operating Expenses notwithstanding the fact that Tenant or other Complex tenants may have the controlled or designated use of portions of same.

            Anything herein to the contrary notwithstanding, there shall be excluded from the Cost of Operation and Maintenance and from Complex Operating Expenses the following:

            (1) Taxes;

            (2) debt service on mortgages, deeds of trust or other encumbrances upon the Complex or any part thereof;

            (3) any expense for which Landlord is otherwise compensated through insurance, condemnation awards, payment pursuant to the Marina Agreement, or is otherwise compensated by any tenant (including Tenant) of the Complex;

            (4) salaries and other compensation of personnel above the grade of building manager;

            (5) the cost of any structural repairs, improvements, alterations, additions or replacements to the extent such repairs or replacements are capitalized under generally accepted accounting principles ("GAAP"), provided, however that if any capital expense: (i) is for the purpose of reducing any item of Cost of Operation and Maintenance or Complex Operating Expenses, then the cost of such capital expense, may be included in Cost of Operation and Maintenance or Complex Operating Expenses; or (ii) is required to be in compliance with any Governmental Requirements first passed, applied or enforced after the Commencement Date, then, in the case of (i) and (ii), the annual amortization (calculated on a straight-line basis over the useful life of any such capital item in question, as determined by Landlord in its reasonable judgment), with interest at the Base Rate, plus one percent (1 %) per annum, on the unamortized cost of such capital item may be included in Cost of Operation and Maintenance and Complex Operating Expenses; and provided, further, that if any capital expense arises out of Tenant's particular usage of the Premises, Tenant's


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

Alterations or Tenant's negligence or willful misconduct, Tenant shall pay Landlord therefor within fifteen (15) days after demand therefor.

            (6) to the extent any costs that are otherwise includible in the Cost of Operation and Maintenance are incurred with respect to both the Complex and other properties (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who provide services to both the Complex and such other properties), there shall be excluded from the Cost of Operation and Maintenance and Complex Operating Expenses a fair and reasonable percentage thereof that is properly allocable to such other properties;

            (7) the cost of performing additional services for any particular tenant to the extent that such services exceed that provided to other tenants in the Complex;

            (8) managing agents' fees or commissions in excess of the rates then customarily charged for building management for buildings of like class and character;

            (9) any interest, time, penalty or other charge payable by Owner in connection with Owner's liability for unfunded pension contributions;

            (10) any fee or expenditure paid to any person or entity which shall Control, be under the Control of, or be under common Control with Landlord, in each case in excess of the amount which would be paid in the absence of such relationship;

            (11) depreciation and amortization (other than in accordance with item no. (5) above);

            (12) rent paid under Superior Leases (other than in the nature of rent consisting of taxes or operating expenses or other "pass-through" escalations);

            (13) leasing commissions, advertising, promotion costs and other fees and expenses, including, without limitation, legal fees, relating to procuring tenants to rent space in the Complex and lease takeover costs;

            (14) the costs of restoration of any improvements resulting from a casualty or condemnation, to the extent that such costs are covered by insurance;

            (15) franchise income, pins, estate, inheritance, transfer, corporate, unincorporated business, succession, gift, capital stock, mortgage recording or other taxes imposed upon Landlord except that the amount of occupancy, rent or other similar tax attributable to the offices of the management for the Complex shall be includible in the Cost of Operation and Maintenance;

            (16) the cost of any judgment, settlement or arbitration award resulting from any liability of Landlord caused by the gross negligence or willful misconduct of Landlord and all expenses incurred in connection therewith; and

            (17) all costs incurred in connection with a sale or transfer of all or any portion of the Land and/or Building or any interest therein or in any Person of whatever tier owning an interest therein.

                  (h) "Operational Year" shall mean each calendar year after calendar year 2000.

                  (i) "Tenant's Projected Share" shall mean Tenant's Proportionate Share with respect to the Building and Tenant's Complex Share with respect to the Complex Operating Expenses, as the case may be, multiplied by Landlord's written estimate of the reasonable increase of Cost of Operation and Maintenance for the Building and the Complex Operating Expenses, as the case may be, for the ensuing calendar year over the Base Expenses (as hereinafter defined). In no event shall Tenant's Projected Share for any Operational year exceed 110 % of Tenant's Projected Share for the previous Operational Year (unless Landlord has a reasonable basis for assuming that such an increase is warranted).

                  (j) The term "Base Expenses" shall mean the Cost of Operation and Maintenance for the Building and the Complex Operating Expenses for calendar year 1998.

            Section 6.02. Tax Increase Contest.

                  (a) (1) Commencing as of the Commencement Date, if Taxes payable by Landlord in any Tax Year, falling wholly or partially within the Term shall be greater than the Base Taxes with respect to the Building or with respect to Tenant's Complex Share of the Complex Share Taxes, Tenant shall pay as Additional Rent for such Tax Year a sum equal to: (i) Tenant's Proportionate Share of the amount by which such Taxes (other than Complex Share Taxes) for such Tax Year exceed such Base Taxes (other than Complex Share Taxes); and (ii) Tenant's Complex Share of the amount by which such Complex Share Taxes exceed the amount of the Complex Share Taxes included within Base Taxes. Tenant shall pay the Additional Rent set forth on Landlord's Statement within fifteen (15) days after the mailing of such Landlord's Statement by Landlord but, in no event, shall Tenant be required to make payment of such Additional Rent more than thirty (30) days in advance of the date that such Taxes are due and payable by Landlord.

                        (2) The foregoing notwithstanding, in the event that a holder of a Superior Mortgage ("Superior Mortgagee") or a Superior Lease ("Superior Lessor") shall require that any Taxes be paid in monthly installments, then Landlord shall render to Tenant a statement (a "Statement") showing: (i) a comparison of the Taxes for the Tax Year with the Base Taxes; and
(ii) the amount of Tenant's payment for the Taxes (the "Tax Payment") resulting from such comparison. On the first day of the month following the furnishing to Tenant of a Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the Tax Payment shown thereon to be due for such Tax Year multiplied by the number of months then elapsed since the commencement of such Tax Year. Tenant shall continue to pay to Landlord a sum equal to one-twelfth (1/12th) of the Tax Payment shown on such Statement on the first day of each succeeding month until the first day of the month following the month in which Landlord shall deliver to Tenant a new Statement. If Landlord furnishes a

Statement for a new Tax Year subsequent to the commencement thereof, promptly after the new Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Tax Year was greater or less than the installments of the Tax Payment for the current tax year in accordance with the Statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Fixed Rent payable under this Lease. Tax Payments shall be collectible by Landlord in the same manner as Fixed Rent. Landlord's failure to render a Tax Statement shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to make Tax Payments for such Tax Year.

                        (3) In the event that, after a Statement has been sent to Tenant, the assessed valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (i) the Base Taxes shall be retroactively adjusted to reflect such reduction, and (ii) all retroactive Tax Payments resulting from such retroactive adjustment shall be due and payable within 30 days after billed by Landlord. Landlord promptly shall send to Tenant a Statement setting forth the basis for such retroactive adjustment and Tax Payments. If as a result of any application or proceeding brought by or on behalf of Landlord, the Base Taxes actually paid by Landlord shall be decreased, Landlord's Statement next following such decrease shall include any adjustment for prior Tax Years reflecting such decrease in the Base Taxes.

                  (b) If, as a result of any application or proceeding brought by or on behalf of Landlord for review of the assessed valuation of the Land or Building for any fiscal year, there shall be a decrease in the Taxes actually paid by Landlord for any Tax Year with respect to which Landlord shall have previously rendered a Landlord's Statement and Tenant shall have paid Additional Rent hereunder, then Landlord's Statement next following such decrease shall include an adjustment applicable to prior Tax Years (less Tenant's Proportionate Share or Tenant's Complex Share, as the case may be, of all costs and expenses, including counsel fees, incurred by Landlord in connection with such application or proceeding). If Landlord receives a rebate of past Taxes overpaid, Tenant shall receive Tenant's Proportionate Share or Tenant's Complex Share, as the case may be, of the net rebate for the period during which Tenant paid additional rent on account of said Taxes (less Tenant's Proportionate Share or Tenant's Complex Share, as the case may be, of all costs and expenses, including counsel fees, incurred by Landlord in connection with such application or proceeding). The provisions of this Section 6.02(b) shall survive the expiration or earlier termination of the Tenn.

                  (c) Any payments of Additional Rent or refunds due to Tenant hereunder for any period of less than a full Lease Year or any adjustment required due to the change in the area of the Premises, shall be equitably prorated to reflect any such event.

            Section 6.03. Operating Expense Increases.

                  (a) Commencing as of the Commencement Date, Tenant shall pay to Landlord, in equal monthly installments on the first day of each month during the Operational Year in which the Commencement Date occurs, and during each Operational Year thereafter, as Additional Rent, Tenant's Projected Share as set forth in Section 6.01(i) hereof. After the expiration of each Operational Year, Landlord shall furnish Tenant a written detailed statement setting forth the Cost of Operation and Maintenance for the Building and the Complex Operating Expenses incurred for such Operational Year. Within thirty (30) days after receipt of such statement for any Operational Year setting forth Tenant's Proportionate Share of any increase of Cost of Operation and Maintenance and Tenant's Complex Share of any increase of Complex Operating Expenses, as the case may be, during such Operational Year over the amount of the Base Expenses (said increase being referred to herein as the "Cost Increase"), Tenant shall pay same (less the amount of Tenant's Projected Share paid by Tenant on account thereof) to Landlord as Additional Rent.

                  (b) If Landlord's Statement at the end of the then Operational Year shall indicate that Tenant's Projected Share exceeded Tenant's Proportionate Share of Cost Increase for the Building or of Tenant's Complex Share of the Complex Operating Expenses, as the case may be, Landlord shall permit Tenant to credit the amount of such excess against the subsequent payment(s) of Fixed Rent and Additional Rent next due hereunder. If Landlord's Statement shall indicate that Tenant's Proportionate Share of Cost Increase for the Building or of Tenant's Complex Share of Complex Operating Expenses exceeded Tenant's Projected Share for the then Operational Year for the Building or of Complex Operating Expenses, as the case may be, Tenant shall, within thirty (30) days after demand therefor, pay the amount of such excess to Landlord. If said Landlord's Statement is furnished to Tenant after the commencement of such Operational Year, there shall be promptly paid by Tenant to Landlord or vice versa, as the case may be, an amount equal to the portion of such payment or credit allocable to the part of such Operational Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Landlord's Statement is furnished to Tenant.

            Section 6.04. Apportionment. Additional Rent for the Lease Year in which the date of expiration of the Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Lease Year to such date of expiration, both inclusive, shall bear to the total number of days in the calendar year in which such expiration occurs.

            Section 6.05. Landlord's Statement: Dispute.

                  (a) At any time during or after the Term, Landlord's Statement may be rendered to Tenant, provided, however, that Landlord's failure to render Landlord's Statement with respect to any Operational Year or Tax Year or Landlord's delay in rendering said Statement beyond a date specified herein shall not prejudice Landlord's right to render a Landlord's Statement with respect to that Year or any subsequent Operational Year or Tax Year. Landlord's failure to render any such Landlord's Statement within three (3) years after the relevant Operational Year or within eighteen (18) months after the expiration of the Term shall relieve Tenant from liability to the extent of any such failure. The obligations of Landlord and Tenant under the provisions of this Article shall survive the expiration or earlier termination of the Term.

                  (b) Each Landlord's Statement shall be conclusive and binding upon Tenant unless within 90 days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. Pending the determination of such dispute as hereinafter provided, Tenant shall pay Additional Rent in accordance with the applicable Landlord's Statement, and such payment shall be without prejudice to Tenant's position. In the event Tenant disputes Landlord's Statement, Tenant may use its own certified accountant (provided that such accountant shall be one of the twenty-five largest accounting firms in the "Tri-State" area, and provided, further, that such firm shall not be compensated on a contingency basis) to inspect the records of the material reflected on said Statement at reasonable times following reasonable advance written notice. It is expressly understood by Tenant that the information set forth in such records is of a confidential nature and shall only be used for the purpose of verifying such Landlord's Statement and shall not otherwise be discussed with or made available to anyone unless required by law or court order. In the event said independent certified public accountant determines that Landlord's Statement was in error, the dispute shall be referred to arbitration as provided in Artice 25 hereof. Tenant shall, at Tenant's expense, have the right to obtain copies or make such abstracts thereof as it may reasonably require in order to verify any such disputed Statement. If the dispute shall be determined in Tenant's favor, Tenant shall be entitled to a one-time credit (or payment if the Term has expired) against Additional Rent thereafter payable in the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's Statement and reimbursement of the cost of retaining an independent certified public accountant and arbitration if Tenant's overpayment of Additional Rent exceeded three (3%) percent of Tenant's Proportionate Share of Cost Increase for the Building and of Tenant's Complex Share of Complex Operating Expenses. If the dispute is determined in Landlord's favor, or if Tenant's overpayment of Additional Rent shall not exceed three (3 %) percent of Tenant's Proportionate Share of Cost Increase for the Building and of Tenants Complex Share of Complex Operating Expenses, Tenant shall reimburse Landlord for its costs of proceeding with the arbitration and retaining an independent certified public accountant.

            Section 6.06. Refund. Notwithstanding anything to the contrary, in no event shall the aggregate amount of the refunds allowable to Tenant in any Operational Year pursuant to this Article 6 exceed the Additional Rent payable by Tenant pursuant to this Article 6 for such Operational Year it being the intention of Landlord and Tenant that the Fixed Rent payable by Tenant hereunder shall not be reduced by reason of any decrease in the Taxes or Cost of Maintenance and Operation.

            Section 6.07. Remedies. Any Additional Rent payable pursuant to this Article 6, or otherwise, shall be collectible by Landlord in the same manner as Fixed Rent and Landlord shall have the same remedies for nonpayment thereof as Landlord has hereunder for non-payment of Fixed Rent.

            Section 6.08. Gross-Up. In determining the amount of the Cost of Operation and Maintenance for any Operational Year and for calendar year 1998, if less than ninety five percent (95 %) of any of the Building's rentable area shall have been occupied by tenant(s) during any such Operational Year or calendar year 1998, as the case may be, the Cost of Operation and Maintenance for the Building shall be determined by Landlord for such Operational Year or calendar year 1998, as the case may be, to be an amount equal to the like expenses which would normally be expected to be incurred if ninety-five percent (95 %) of such areas (excluding retail space, if any) had been occupied throughout such Operational Year or calendar year 1998, as the case may be.

                                   ARTICLE 7.

                                    Insurance

            Section 7.01. Prohibited Acts. Compliance.

                  (a) Tenant shall not do anything, or suffer or permit anything to be done in or about the Premises, Land or the Building which shall: (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any such activity; (b) cause any increase in the fu-e insurance rates applicable to the Building or equipment or other property located therein; or (c) be prohibited by any license or other permit required for Tenant's use and occupancy of the Premises, including the certificate of occupancy for the Building.

                  (b) Tenant, at Tenant's expense, shall comply with all rules, regulations or requirements of the Connecticut Board of Fire Underwriters and the Connecticut Fire Insurance Rating Organization or any similar body, provided that such compliance does not require structural changes to the Premises or capital expenditures by Tenant unless such changes are necessitated or occasioned by Tenant's particular manner of use, or occupancy of, or Tenant's alterations to, the Premises.

            Section 7.02. Rate Increases. If by reason of any act, omission or negligence on the part of either party, the rate of fire insurance with extended coverage on the Building or equipment or other property of the other party or any other tenant or occupant of the Building shall be higher than it otherwise would be, the party causing the increase in the premiums shall reimburse the other party and all such other tenants or occupants, on demand, for that part of the premiums for fire insurance and extended coverage paid by such party and such other tenants or occupants due to such act, omission or negligence on the part of the party causing the increase in the premiums.

            Section 7.03. Tenant's Insurance Requirements.

                  (a) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense and in the following amounts or in such greater amounts as Landlord, the holder of any interest or estate in or under any of the Superior Leases or the holder of the Superior Mortgages may reasonably request: (i) Public Liability Insurance, such insurance to afford protection in an amount not less than Fifty Million Dollars ($50,000,000) for personal injury or death and for damage to property, with respect to each occurrence, protecting Tenant, and its authorized representatives, Landlord, the holder of any interest or estate in or under any of the Superior Leases and the holders of the Superior Mortgages and as additional insureds against any and aR claims for personal injury, death or property damage occurring in, upon, adjacent to, or connected with, the Premises or any part thereof; (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant's Property and Tenant's Alterations for the full replacement value thereof; and (iii) contractual liability insurance in the amounts specified above insuring Tenant's liability pursuant to Article 17 hereof.

                  (b) Tenant shall obtain such other insurance in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against, or resulting from a change in local practice in the case of construction or alteration of buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy.

                  (c) Said insurance is to be written by a good and solvent insurance company of recognized standing, admitted to do business in the State of Connecticut and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policy holder rating of "A" and a financial rating of a least XM. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and, upon failure to do so, Landlord may, but shall not be obligated to, upon two (2) days' written notice to Tenant, procure, maintain and place such insurance or make such payments on behalf of Tenant. In such event Tenant agrees to pay the amount thereof, plus interest at the Default Rate, to Landlord on demand and said sums shall be in each instance collectible as Additional Rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same shall not be cancelled or amended except upon twenty (20) days' prior written notice to Landlord. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier which may adversely affect the coverage of the insureds under such policy of insurance, Tenant shall immediately deliver to Landlord and any other additional insureds a copy of such notice. On the Commencement Date the original insurance policies or appropriate certificates shall be deposited with Landlord. Evidence of any renewals, replacements or endorsements thereto shall also be deposited with Landlord to make certain that said insurance shall be in full force and effect during the Term.

            Section 7.04. Waiver of Subrogation. Each party shall include in each of its fire and extended coverage insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's Property and Tenant's Alteration, in the case of Tenant, against loss, damage or destruction by fire, or other casualty) a waiver of the insurer's right of subrogation against the other party. The policy of insurance or certificate thereof delivered to Landlord shall include reference to the waiver of subrogation referred to above.

            Section 7.05. Waiver of Recovery. As long as each party procures fire insurance policies which include a waiver of subrogation or, in the case of Tenant, name Landlord as an additional insured, Tenant and Landlord hereby waive any right of recovery against the other party for any loss occasioned by fm or other casualty which is an insured risk under such policies, to the extent of the net proceeds recovered, and each party shall look solely to the proceeds of such policies for any loss occasioned by fire or other casualty which is an insured risk under such policies.

            Section 7.06. Landlord's Insurance. Landlord shall obtain and keep in full force and effect during the Term insurance against loss or damage by fire and other casualty to: (i) the Building and the Complex; and (ii) Tenant's Alterations of which Landlord is aware, as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof, subject to Landlord's existing deductible, or in such lesser amount as will avoid coinsurance (including an "agreed amount" endorsement); provided, that Tenant shall pay to Landlord upon demand, Landlord's cost of maintaining the insurance with respect to the items described in clause (ii) of this Section.

                                   ARTICLE 8.

                              Compliance with Laws

            Section 8.01. Tenant's Compliance Obligations: Right to Contest.

                  (a) Tenant, at Tenant's sole cost and expense, shall comply with all laws, statutes, rules, ordinances, orders, regulations and notices of Governmental Authorities, and of all insurance policies, at any time duly issued or in force, applicable to the Land, the Building or the Premises or to the use or occupation thereof; provided, however, that nothing herein shall require Tenant to make structural changes to the Premises unless necessitated or occasioned by the acts. omissions or negligence of Tenant, or any of its servants, employees, contractors, agents, visitors, invitees, licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person or those applicable to the making of any Alterations therein or the result of the making thereof.

                  (b) Tenant, at its sole cost and expense and after the notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Requirement affecting the Premises, provided that: (i) Landlord shall not be subject to imprisonment or to prosecution for a crime or criminal penalties, nor shall the Land or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Premises, the Building or the Complex be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (ii) Landlord shall not be subject to any civil fines or penalties; (iii) Landlord shall not be liable to any independent third party as a result of such noncompliance; (iv) such noncompliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any Superior Mortgage or Superior Lease, or if such Superior Lease or Superior Mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (v) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Without limiting the applicability of the foregoing, Landlord shall be deemed subject to prosecution for a crime if Landlord, a Superior Lessor, a Superior Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever, unless such charges are withdrawn ten (10) days before Landlord, such Superior Lessor or such Superior Mortgagee or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto. Tenant shall furnish to Landlord either (x) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred twenty percent (120%) of the sum of the cost of such compliance, and shall indemnify Landlord against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (except that Tenant shall not be required to furnish such bond to Landlord if it has otherwise furnished any similar bond required by law to the appropriate Governmental Authority and has named Landlord as a beneficiary thereunder) or
(y) other security reasonably satisfactory in all respects to Landlord.

            Section 8.02. Landlord's Compliance. (a) Landlord, at its sole cost and expense (but subject to recoupment as provided for in Article 6 hereof), shall comply with all Requirements applicable to the Premises and the Building which affect Tenant's use and occupancy other than those Requirements with respect to which Tenant or other occupants of the Building shall be required to comply, subject to Landlord's right to contest the applicability or legality thereof.

                  (b) Landlord represents that, to its actual knowledge as of the date hereof (based on the knowledge of Stephen J. Riker only), it has not received written notice from any Governmental Authority of any violation of any Requirements affecting the Building, the Building Systems and the Premises including, without limitation, all building and fire codes, zoning requirements, asbestos laws, Environmental Laws and the ADA (as hereinafter defined).

                  (c) If it is determined by final adjudication that the Building Common Areas including existing bathroom sinks, elevator cabs, call buttons, fire doors and fire stairs, are not in compliance with Title III of the Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. ss.ss. 12101 et seq. (the "ADA"), as in effect as of the date hereof, or if at any time after the date hereof it is determined that the Building Common Areas are not in compliance with Title III of the ADA, Landlord shall, at its cost and expense (but subject to recoupment pursuant to Article 6 hereof): (i) take such action as shall be necessary to bring the Building Common Areas into compliance with Title III of the ADA, to the extent necessary for Tenant's reasonable use of the Premises, (ii) restore and repair any damage caused to the Premises or any Alterations in connection with any such compliance work, and (iii) reimburse Tenant for any fines incurred by Tenant by reason of Landlord's non-compliance with Title III of the ADA; provided, that if such non-compliance is the result of Tenant's alterations in the Premises or Tenant's use and occupancy of the Premises, Tenant shall reimburse Landlord on demand for any such cost and expense.

                  (d) Landlord represents that no asbestos or asbestos-containing materials ("ACM") have, to the best of its knowledge, been used by Landlord, or to Landlord's knowledge, its contractors, in the construction or repair of, or any alterations or additions to, any part of the Premises, and, to its knowledge, the Premises has at all times been, and currently remains, free of ACM. Landlord shall not knowingly allow the presence of ACM at the Building during the term of the Lease, as the same may be extended from time to time, unless future Requirements allow the installation of ACM. If any ACM are discovered within the Premises during the course of any Alteration, other than any ACM used, stored, released, handled, produced or installed in, on or from the Premises by Tenant or any of its employees, agents, subtenants, contractors, licensees or invitees, or are required to be removed in connection with the performance of any Alteration, same will be removed by Landlord at its cost and expense (but subject to recoupment pursuant to Article 6 hereof).

                                   ARTICLE 9.

                            Alterations: Improvements

            Section 9.01. Restrictions.

                  (a) Except as hereinafter provided, Tenant shall make no Alterations in or to the Premises of any nature without Landlord's prior written consent, which consent shall not be unreasonably withheld. Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be required with respect to any nonstructural Alteration: (i) which does not adversely affect the Building Systems; (H) which does not result in a violation of the certificate of occupancy of the Building; (iii) which does not affect the exterior of the Building; and (iv) the estimated cost of the labor and materials of which does not exceed Thirty-Five Thousand Dollars ($35,000.00) individually, or when combined with other alterations reasonably constituting one scope of work; provided, however, that not less than ten (10) days prior to making any such nonstructural Alteration, Tenant shall submit to Landlord, for informational purposes only, the plans and specifications for such Alteration (or if plans and specifications are not required pursuant to any Requirements with respect thereto, such plans and specifications, design drawings or sketches that Tenant has had prepared in connection therewith; provided that a minimum, Tenant shall be required to provide Landlord with a written description of such Alterations, in reasonable detail), and any such Alteration shall otherwise be performed in compliance with all of the provisions hereof.

                  (b) All Tenant's Alterations installed in the Premises at any time either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, subject to the provisions of this Paragraph (b). Upon the Expiration Date, or sooner termination of this Lease, all of Tenant's Property (other than floor and wall coverings and telephone wiring within the walls or above the ceilings (but excluding cabling) which Tenant shall not be required to remove) and the Specialty Alterations (as hereinafter defined), designated by Landlord in writing, upon sixty (60) days' prior notice to Tenant ("Landlord's Removal Notice"), for such removal, shall be removed from the Premises by Tenant. For purposes of this Lease, the term "Specialty Alterations" shall mean kitchens (other than service areas, pantries or "dwyer" units), raised floors, vaults, internal staircases, Tenant's exclusive exterior signage, and any slab and/or floor penetrations, but excluding any such items and floor penetrations existing in the Premises prior to the date hereof. Nothing in this Section shall be construed to prevent Tenant's removal of Tenant's Property, but upon removal of any of Tenant's Property from the Premises or upon removal of other installations as may be required or permitted by Landlord, Tenant shall immediately, and at its expense, repair and restore the Premises to the condition existing prior to installation, reasonable wear and tear excepted, and repair any damage to the Premises or the Building due to such removal; provided, that, notwithstanding anything to the contrary contained in this Section 9.01(b), Tenant shall not be required to remove any installations existing in the Premises prior to the date hereof, or to restore the Premises to the condition existing prior to such installations. AR Tenant's Property left in the Premises after expiration or termination of this Lease may be removed from the Premises at Tenant's expense, which costs will be repaid to Landlord on demand together with interest thereon at the Default Rate, or Landlord may dispose of said property, at Tenant's cost and expense, and any proceeds above the cost of disposing of said property, together with interest thereon at the Default Rate from the date paid until Landlord is reimbursed therefor, shall be paid to Tenant. Except as provided for herein, Tenant shall not be required to remove any approved Tenant Alterations at the end of the Term.

            Section 9.02. Permits: Insurance: Mechanic's Liens. Tenant shall, before making any Alterations, additions, installations or improvements, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. As permitted by law, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's liens upon the Land, the Building and the Complex, for all work, labor and services completed to date and all materials to be furnished to date in connection with such work, signed by the general contractor and all material subcontractors involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the Premises, the Land, the Complex or the Building, for work claimed to have been done for, or materials furnished to, Tenant, shall be discharged (by payment or the filing of an appropriate bond) by Tenant within thirty (30) days after notice from Landlord to Tenant of the filing (or such shorter period if required by the terms of any Superior Lease or Mortgage) at Tenant's expense.

            Section 9.03. EXPENSES. Tenant shall pay to landlord from time to time during the performance of any Alterations, within thirty (30) days after demand therefor, as Additional Rent, a fee equal to Landlord's or Landlord's agent's actual out-of-pocket costs and expenses incurred in connection with review of Plans (as hereinafter defined) and review and inspection of Tenant's Alterations.

            Section 9.04. Review of Tenant's Plans.

                  (a) Tenant hereby agrees that, prior to Tenant commencing any Alteration for which the consent of Landlord is required, Tenant shall submit to Landlord for its approval four (4) sets of complete working plans, drawings and specifications (collectively, the "Plans"), including, but not limited to, all mechanical, electrical, air conditioning and other utility systems and facilities for Tenant's Alterations, prepared by an architect or engineer licensed as such in the State of Connecticut who maintains at least $5,000,000 of professional liability insurance ("Tenant's Architect"), and shall not commence any Alteration without first obtaining Landlord's approval of the Plans subject to, and in accordance with, the terms and provisions of Section 9.01 hereof. Within ten (10) Business Days following Landlord's receipt of the Plans, Landlord shall review or cause the same to be reviewed and shall thereupon return to Tenant one (1) set of the Plans with Landlord's approval or disapproval noted thereon, and if same shall be disapproved in any respect Landlord shall state the reasons for such disapproval. In the event that Landlord disapproves the Plans in any respect Tenant shall cause Tenant's Architect to make such changes to the Plans as Landlord shall reasonably require and shall thereupon resubmit the same to Landlord for its approval. Landlord shall promptly review any resubmission of disapproved plans after Landlord's receipt of such changed Plans. Following the approval of the Plans, as aforesaid, the same shall be final and shall not be materially changed by Tenant without the prior approval of Landlord. Tenant acknowledges and agrees that Landlord's approval of the Plans shall be conditioned upon Tenant employing licensed persons and firms (where required by law) and such labor for the performance of Tenant's Alterations so as not to cause any jurisdictional or other labor disputes in the Building. In any event, all contractors or materialmen Tenant proposes to employ shall be subject to the Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

                  (b) (1) Concurrently with Landlord's approval of Tenant's Plans, Tenant shall secure or cause to be secured, at Tenant's sole cost and expense, all necessary approvals of Tenant's Plans from all Governmental Authorities having jurisdiction thereover and shall also secure or cause to be secured all permits and licenses necessary to perform Tenant's alterations and shall furnish Landlord with two (2) copies of Tenant's Plans as approved by such Governmental Authorities and two (2) copies of such permits and licenses; provided, however, that prior to Tenant or any contractor of Tenant's filing any applications with any governmental authorities for such approval or for any permits or licenses required to perform Tenant's Alterations, Tenant shall submit copies of such applications to Landlord for its prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to diligently cooperate with Tenant at no cost, risk or expense to Landlord to facilitate Tenant obtaining the requisite governmental approvals of Tenant's Plans. Such cooperation shall include, but shall not be limited to, the execution by Landlord within five (5) Business Days after presentation of properly completed applications and certificates required by governmental authorities in connection with such approval(s), permit(s) or license(s).

                        (2) Tenant shall enter into contract(s) with a construction manager and/or general contractor reasonably acceptable to Landlord, which approval shall not be unreasonably withheld. Tenant shall furnish Landlord with a copy of such executed contracts.

                  (c) Following compliance by Tenant with its obligations under Paragraphs (a) and (b) of this Section 9.04 and after furnishing to Landlord one
(1) or more certificates evidencing that Tenant and Tenant's contractor, project manager and/or construction manager have procured all of the insurance specified in this Article 9, Tenant shall promptly commence or cause to be commenced Tenant's Alterations and shall complete or cause the same to be completed expeditiously in accordance with Tenant's Plans, in a good and workmanlike manner, in accordance with all Requirements. All of Tenant's Alterations shall be performed in a manner so as not to unreasonably interfere with other tenants, occupants or contractors, if any, in the Building. Passenger elevators shall not be used by Tenant, its contractors, subcontractors, agents or employees to transport construction material and/or workers to the Premises or any part thereof. Freight elevators shall be available on a first come first served basis at all times at a cost to Tenant of the amount then being charged by Landlord for such use, which as of the date hereof is $35.00 per hour with a minimum of four (4) hours of use on each occasion. At all times during the progress of Tenant's Alterations, Tenant shall permit Landlord, its architect and other representatives of Landlord access to the Premises for the purpose of inspecting same, verifying conformance of Tenant's Alterations with the Plans and otherwise viewing the progress of Tenant's work.

                  (d) Tenant covenants and agrees that the performance of Tenant's Alterations shall not interfere with or impair the use of other portions of the Building or its services, including, without limitation, the plumbing, heating, ventilating, air conditioning and electrical systems, by Landlord or other occupants of the Building.

                                   ARTICLE 10.

                                     Repairs

            Section 10.01. Tenant's Obligation. Tenant shall maintain and take good care of the Premises and the fixtures, equipment, appurtenances and distribution systems located therein and all of Tenant's Alterations at Tenant's sole cost and expense, and shall make all repairs and replacements as and when needed to preserve the Premises in good working order and condition, provided, that in the event that such repairs are necessitated by Landlord's negligence or willful misconduct, Landlord shall make such repairs.

            Section 10.02. Landlord's Obligations.

                  (a) Landlord, at its own expense (but subject to recoupment as provided in Article 6 hereof and the provisions of Exhibit C hereof), shall keep, clean and maintain the Complex (including all Complex Common Areas thereof), the Building (including all Building's Common Areas thereof), including the Building's roofs, exterior walls, windows, structural elements, landscaping, floors, floor supports, and the fixtures, appurtenances, Building Systems and facilities serving the Premises in good working order, condition and repair, as a first class office building and office complex, consistent with the standards of other first class office buildings and office complexes in the City and shall make all repairs, structural. and otherwise, interior and exterior, as and when needed in or about the Premises and the Building, except for: (i) those repairs for which Tenant is responsible pursuant to any other provision of this Lease, including but not limited to Section 10.01 above; or (ii) repairs to Tenant's Property; or (iii) any repairs or replacements necessitated or occasioned by the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents, guests, invitees or licensees; provided, however, that Landlord shall have no obligation or liability for repairs in the Premises until receipt of written notice from Tenant specifying the repairs required, except in the case of emergencies where the notice may be by telephone (or otherwise orally by a duly authorized officer), thereafter followed by a written notice. Landlord shall promptly perform its obligations under this Article after receipt of such written notice from Tenant.

                  (b) Tenant shall be required to reimburse Landlord, within thirty (30) days after receipt of a bill therefor, as Additional Rent for the reasonable cost of repairing the following: (i) any structural repairs or replacements resulting from the manner of use or occupancy of the Premises by Tenant or any such person or from the negligence or willful acts of Tenant, its guests, employees, invitees and contractors; or (ii) any structural repairs or replacements necessitated or occasioned by or resulting from Tenant's Alterations.

                                   ARTICLE 11.

                             Utilities and Services

            Section 11. 0 1. HVAC Elevators - Landlord, at Landlord's expense, but subject to reimbursement as set forth in Article 6 hereof, shall furnish and distribute to the Premises heated, cooled and outside air, at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities (collectively, "HVAC") on a year round basis on Business Days (as hereinafter defined) from 8:00 A.M. to 6:00 P.M. The term "Business Days" shall mean all days, except Saturdays, Sundays and the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day. If Tenant shall require HVAC service at any other time ("Overtime"), Landlord shall use good faith efforts to furnish Overtime HVAC, upon reasonable advance notice from Tenant, given between the hours of 9:00 A.M. and 3:00 P.M. on any Business Day, and Tenant shall pay to Landlord Additional Rent for such services at the amount of Landlord's cost of providing HVAC to the Premises. The amount of such rates as of the date hereof are shown on Schedule 11.01 annexed hereto and made a pail hereof. Landlord may increase the rates for after hours HVAC from time to time in an amount equal to any increase in Landlord's actual cost of providing HVAC to the Premises during such periods. Whenever said HVAC systems are in operation, Tenant shall use diligent efforts to cause all windows of the Premises to be kept closed. Tenant shall use diligent efforts to cause all the windows of the Premises to be closed whenever the Premises are not occupied.

            Section 11.02. Elevators-, Access. Landlord shall maintain in good condition and repair the existing automatic passenger elevators in the Building, at least one of which shall be available to Tenant's employees and invitees at all times, subject to Unavoidable Delays. Tenant shall be permitted access to the Building and the Complex twenty-four hours per day, seven days per week, throughout the Term.

            Section 11.03. Cleaning. Landlord, at Landlord's expense, but subject to reimbursement as set forth in Article 6 hereof, shall cause the Premises to be cleaned, including the inside and outside of the perimeter windows thereof (subject to Tenant maintaining reasonable access to such windows) in accordance with the cleaning specifications attached hereto as Exhibit C and made a part hereof. Tenant shall pay to Landlord, on demand, Landlord's extra charges from its cleaning contractor for any special or unusual cleaning work in the Premises requested by Tenant other than those listed on Exhibit C, including, without limitation, the cleaning of any portions of the Premises used for the storage, preparation, service or consumption of food or beverage.

            Section 11.04. Electricity.

                  (a) Tenant shall obtain electricity for Tenant's electrical needs as follows:

                        (i) Landlord shall supply electricity to the Premises on a submetered basis. Landlord shall, at Landlord's sole cost and expense, install one or more submeters to measure Tenant's consumption of electricity in the Premises, if not already installed. Tenant shall pay to Landlord, within ten
(10) days after demand therefor, 103 % of Landlord's cost (based on the submeter(s) installed in the Premises) of the supply of electricity to the Premises plus Landlord's actual costs in connection with the reading of such submeters. If either the quantity or character of electrical services is changed by the utility company furnishing electricity to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord shall supply and pay for electricity from the utility company furnishing electricity to the Complex, but subject to reimbursement as set forth in Article 6 hereof, for operating the Building Systems serving the Building and for lighting the Garage, the Building Common Areas and the Complex Common Areas (but not for any supplemental systems installed by Tenant).

                        (ii) Tenant covenants that the use of electrical energy in the Premises shall not exceed 5.0 watts (connected load) per rentable square foot, and in no event shall such usage exceed the capacity of the existing feeders or wiring installations then serving the Premises. In the event that, in Landlord's reasonable judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers, or other proper and necessary equipment, Landlord shall so notify Tenant of same. Within five (5) Business Days after receipt of such notice, Tenant shall either cease such use of additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant. If Landlord shall agree to make available additional electrical capacity (which Landlord may or may not do in its sole and absolute discretion) and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Landlord. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as Additional Rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. Tenant shall not, without prior consent of Landlord in each instance, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures in the Premises which utilize electrical energy.

                        (iii) Tenant, at Tenant's expense, shall purchase and install all lamps (including incandescent and fluorescent), starters and ballasts used in the Premises from Landlord, at Landlord's cost of providing same.

            Section 11.05. Water. Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points in the Premises for ordinary pantry, lavatory, cleaning and drinking purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary pantry, lavatory, cleaning and drinking, Landlord may install a water meter and thereby measure Tenant's consumption of water for all purposes. Tenant shall pay to Landlord the cost of any such meter and its installation, and Tenant, at Tenant's sole cost and expense, shall maintain any such meter and any such equipment in good working order and repair. Tenant shall pay for water consumed as shown on said meter and sewer charges thereon, as and when bills are rendered.

            Section 11.06. Interruption of Service. Landlord reserves the right to stop the service of the air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems of the Building when necessary by reason of accident or emergency, or mechanical breakdown, or requirement of law or any cause beyond Landlord's reasonable control or (upon at least 48 hours' notice to Tenant) for repairs, alterations, replacements or improvements, which in the reasonable judgment of Landlord, are necessary, until the reason for such stoppage shall have been eliminated.

            Section 11.07. Parking. Tenant shall have the non-exclusive right, together with the other tenants and occupants of the Complex and Building, the operator of the Marina adjacent to the Complex, and their respective employees, agents, licensees and invitees, to use parking areas and any driveways included within the Complex Common Areas for the purposes of egress and ingress, parking of vehicles for itself, its customers, invitees and employees and the loading and unloading of vehicles in connection with and incidental to the business conducted by Tenant in the Premises, all without additional charge. Tenant may use the roadways located within the Complex Common Areas for the purposes of egress and ingress. Landlord shall diligently enforce the Marina Agreement so that customers of the Marina use only the parking spaces designated for the Marina under the Marina Agreement. Tenant shall be entitled, on a non-exclusive unreserved basis, to the use of three (3) passenger motor vehicle parking spaces per 1,000 rentable square feet of the Premises ("Parking Allotment"), located in the Complex Garages. Tenant covenants to observe the exclusivity of parking spaces designated for use by other tenants in the Building or of the Complex or for the Marina operator pursuant to the Marina Agreement.

            Section 11.08. Directories. Tenant (and Tenant's permitted assigns and/or subtenants hereunder, if any) shall be provided with its Proportionate Share of directory listings in the Building and in the Complex Garage located beneath the Building. From time to time, but not more frequently than once every month, Landlord shall, at Tenant's cost and expense, update Tenant's directory listings in Landlord's directory as requested by Tenant.

            Section 11.09. Security. Landlord shall, during the Term, continue to provide the security that Landlord is currently providing at the Building and the Garage as of the date hereof.

                                   ARTICLE 12.

                    Damage to or Destruction of the Premises

            Section 12.01. Restoration: Abatement. If the Premises or any part thereof shall be partially damaged by fire or other casualty, Tenant shall give reasonably prompt notice thereof to Landlord, and upon such notice Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage to substantially the same condition as prior thereto. The Fixed Rent and Additional Rent shall be abated in the proportion that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction until such repairs which are required to be perfonned by Landlord are substantially repaired, restored or rebuilt. (i.e., only punch list items which do not materially affect Tenant's ability to conduct its business remain to be completed). Landlord shall also restore the exterior and public portions of the Building with due diligence. Landlord shall have no obligation to repair any of Tenant's Alterations or Tenant's Property.

            Section 12.02. Tenant's Right of Termination. If the Premises shall be totally damaged or rendered wholly or substantially untenantable by fire, or other casualty, and either of the following occurs: (a) Landlord has not substantially restored and rebuilt the Premises and/or access thereto within one
(1) year from the date of such damage or destruction, and such additional time after such date (but in no event to exceed six (6) months), as shall be equal to the aggregate period Landlord may have been delayed in doing so by Unavoidable Delays, including without limitation the period of delay in connection with obtaining all required governmental approvals and permits or adjustment of insurance;

or (b) such damage occurs during the last six (6) months of the Term of this Lease, then Tenant in the event of either (a) or (b) above may serve notice on Landlord of its intention to terminate this Lease, and if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and substantially restored and rebuilt the Premises, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Fixed Rent and Additional Rent shall be abated as of the date of such damage or destruction and any prepaid portion of Fixed Rent and Additional Rent shall be abated as of such date of damage or destruction and shall be refunded by Landlord to Tenant.

            Section 12.03. Landlord's Right of Termination. If the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of such Building shall, in Landlord's opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any such event Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days notice of such termination, which notice shall be given within sixty (60) days after the date of such damage; provided, that, if the Premises are not substantially damaged or rendered substantially untenantable, Landlord may not terminate this Lease unless it shall elect to terminate leases (including this Lease), affecting at least fifty percent (50%) of the rentable area of such Building. In the event that such notice of termination shall be given, this I-ease shall terminate with respect to such space as of the date thirty (30) days after the giving of the notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and subject to Section 12.06 below, the Fixed Rent and Additional Rent and Tenant's Proportionate Share and Tenant's Complex Share shall be apportioned as of the date of damage or destruction and any prepaid portion of Fixed and Additional Rent shall be abated as of the date of damage or destruction and shall be refunded by Landlord to Tenant. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 12.02, the holder of a Superior Mortgage takes possession of such Building through foreclosure or otherwise, such holder or person shall have a further period of thirty (30) days from the date of so taking possession to terminate this lease by thirty (30) days written notice of termination. If such notice shall be given, this Lease shall terminate as of the date provided in such thirty (30) days notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and, subject to Section 12.06 below, the Fixed Rent and Additional Rent shall be abated as of the date of damage or destruction and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

            Section 12.04. Liability. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Property and Landlord shall not be obligated to repair any damage thereto or replace the same. In addition, Tenant shall not commence work in any portion of the Premises until the date specified in a notice from Landlord to Tenant stating that the repairs required to be made by Landlord have been or will be completed to the extent reasonably necessary, in Landlord's discretion, to permit the commencement of the

Alterations then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed. It is expressly understood that if Landlord shall be delayed from substantially completing the repairs due to any acts of Tenant, its agents, servants, employees or contractors, including, without limitation, by reason of the performance of any Alteration by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and contractors to comply with any of Tenant's obligations described or referred to in this Lease, or if such repairs are not completed because under good construction scheduling practice such repairs should be performed after completion of any Alteration, then such repairs shall be deemed substantially complete on the date when the repairs would have been substantially complete but for such delay and the expiration of the abatement of the Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord to complete any repairs occasioned by such delay shall be paid by Tenant to Landlord within ten (10) days after demand, as Additional Rent.

            Section 12.05. Cooperation. Tenant and Landlord shall cooperate with each other in providing information to an insurance company with respect to any loss or damage occurring in the Premises.

            Section 12.06. Waiver of Abatement. Notwithstanding any of the foregoing provisions of this Article, if, by reason of a breach by Tenant of its obligations under this Lease or some other wrongful action or inaction on the part of Tenant or any of its employees, agents or contractors and not on the part of Landlord, Landlord or the holder of a Superior Mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other cause, then, without prejudice to any other remedy which may be available against Tenant, the abatement of Fixed Rent provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

            Section 12.07. Liability. Nothing herein contained shall relieve Tenant from any liability to Landlord in connection with any damage to the Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

            Section 12.08. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law providing for such contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case. The provisions of this Article 12 hereof solely with respect to the extent of the Premises affected by any casualty or damage shall be subject to arbitration in accordance with the provisions of
Article 25 hereof.

                                   ARTICLE 13.

                                 Eminent Domain

            Section 13.01. Termination Rights. If all of the Premises, or such part thereof or of the associated parking areas as will render the remainder untenantable shall be acquired or condemned for any public or quasi-public use or purpose, this I-ease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the Expiration Date. If only a part of the Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent and any Additional Rent payable or credits receivable pursuant to Article 6 and Tenant's Proportionate Share and Tenant's Complex Share shall be adjusted to reflect the diminution of the Premises. The value of the Premises before and after the taking shall be determined for the purposes of this Section by an independent appraiser, said appraiser shall be chosen by arbitration pursuant to Article 25. If only a part of the Building or a material part of the land shall be so acquired or condemned, then: (a) if the part of the Building so acquired or condemned shall contain more than fifty percent (50%) of the total area of the Premises immediately prior to such acquisition or condemnation, Landlord, at Landlord's sole option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, ninety (90) days' notice of termination of this Lease; and (b) if the part of the Building so acquired or condemned shall contain more than fifty (50%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or associated parking, Tenant, at Tenant's sole option, may give to Landlord, within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, ninety (90) days' notice of termination of this Lease. Any dispute concerning the exercise by Landlord or Tenant of an option to terminate this Lease pursuant to this Section 13.01 shall be submitted to arbitration pursuant to Article 25 below. In the event any such ninety (90) days' notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said ninety (90) days with the same effect as if the date were the Expiration Date. If a part of the Premises shall be so acquired or condemned, and the Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at Landlord's expense, (but subject to recoupment from the proceeds of any award) shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit and substantially the same condition as prior thereto. In the event of any termination of this Lease with respect to any portion of the Premises pursuant to the provisions of this Section, the Fixed Rent and Additional Rent and Tenant's Proportionate Share and Tenant's Complex Share shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent and Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

            Section 13.02. Award. In the event of any such acquisition or condemnation of all or any part of the Building and/or Land, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against

Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses, the value of any of Tenant's Property and the unamortized costs of Tenant's Alterations.

            Section 13.03. Temporary Taking. If the temporary use or occupancy of all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose during the Term, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue responsible for all of its obligations hereunder and it shall continue to pay the rent in full. In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date. At the termination of such public or quasi-public occupancy prior to the Expiration Date, Landlord shall, at its own expense, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking provided, however, that Landlord shall have no obligation to expend any sum in excess of the condemnation proceeds received by Tenant under this
Section 13.03 to restore the Premises in accordance with this Section. If the temporary taking is for a period longer than forty-five (45) days Tenant may terminate this Lease upon fifteen (15) days notice to Landlord, and in the event of such termination Landlord alone shall be entitled to appear, claim, prove and receive the entire award, except that Tenant can make a separate claim for items set forth in the last sentence of Section 13.02 of this Lease.

                                   ARTICLE 14.

                                     Default

            Section 14.01. Events of Default. Each of the following events shall be an "Event of Default" hereunder:

                  (a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property; or

                  (b) if, within seventy-five (75) days after the commencement of any such proceeding in Paragraph (a) above against Tenant, such proceeding shall not have been dismissed, or if, within seventy-five (75) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or a substantial part of Tenant's Property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or

                  (c) if Tenant shall fail to pay any installment of Fixed Rent or Additional Rent on the date when such payment is due and such default shall continue for five (5) Business Days after notice of such default is given to Tenant;

                  (d) if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default; provided, however, that if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days, and Tenant shall commence to cure such default within said period of thirty (30) days and shall thereafter diligently prosecute the cure of such default to completion, then such default shall not be an Event of Default if such default shall be cured within 120 days after notice thereof; or

                  (e) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 19; or

                  (f) If the Premises shall become deserted or abandoned;

then in any of said events Landlord may give to Tenant notice of intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease (whether or not the Term shall have commenced) shall terminate upon the expiration of said three
(3) days with the same effect as if that day were the Expiration Date, and all rights of Tenant under this Lease shall expire and terminate and Tenant shall immediately quit and surrender the Premises but Tenant shall remain liable for all of its obligations hereunder and for damages as provided in Article 15.

            Section 14.02. Use and Occupancy Payments. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding or the types referred to in said Subsections (a) and (b) of Section 14.01 shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under
Section 14.01.


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

                                   ARTICLE 15.

Re-entry by Landlord: Remedies

            Section 15.01. Re-entry. If this Lease and the Term shall terminate as provided in Article 14:

                  (a) Landlord and Landlord's agents may immediately, or at any time after such default or after the date upon which this Lease shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceeding or by any other applicable action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

                  (b) Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods reasonably required under then existing market conditions, as Landlord, in its sole discretion, may determine. Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as necessary to restore the Premises to first class office space in good condition in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Tenant shall be liable for the amount of all expenses incurred by Landlord in connection with such repairs, replacements, alterations, additions, improvements, decorations and other physical changes made by Landlord to restore the Premises to good condition first class office space and the costs of such reletting, including without limitation, reasonable brokerage and reasonable legal expenses.

            Section 15.02. Tenant's Waivers. Tenant waives any rights to (a) receive any notice of intention to re-enter or institute legal proceedings to that end which may otherwise be required to be given under any present or future law, (b) redeem the Premises, (c) reenter or repossess the Premises, or (d) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any reentry by Landlord, or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall, be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

            Section 15.03. Injunction. In the event of any breach or threatened breach by either party or any persons claiming through or under either party of any of the agreements, terms, covenants or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise; provided however, that in no event shall Tenant be entitled to enjoin Landlord from any actions which are required pursuant to the terms of a Superior Mortgage.

            Section 15.04. Remedies. If this Lease and the Term shall terminate as provided in Article 14, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                  (a) Tenant shall pay to Landlord all Fixed Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated or to the date of reentry upon the Premises by Landlord, as the case may be;

                  (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due at the time of such termination or re-entry, or at Landlord's option, against any damages payable by Tenant;

                  (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between: (i) the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry); and (ii) the net amount, if any, or rents ("Net Rents") collected under any reletting effected pursuant to the provisions of Section 15.01(b) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry upon the Premises and in connection with such reletting including but not limited to all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and other reasonable expenses of preparing the Premises for such reletting);

                  (d) Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

                  (e) Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term following the last deficiency collected (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re-entry) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, each party shall be entitled to have an expert testify before such court, commission or tribunal as to its determination of the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting and the decision made by the judge of such court, commission or tribunal shall be binding upon the parties; and

                  (f) In no event: (i) shall Tenant be entitled to receive any excess of the Net Rents over the sums payable by Tenant to Landlord hereunder; or (ii) shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then equitable apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

            Section 15.05. Covenants. (a) If this Lease be terminated as provided in Article 14 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease:

                        (i) That the Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which the Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof; and

                        (ii) That, for the breach of either Subdivision (a) or
(b) of this Subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for damages therefor, the then cost of performing such covenant, plus interest thereon at the Default Rate for the period between the occurrence of any event of default and the time when any such work or act, the cost of which is computed, should have been performed under the other provisions of this Lease had such event of default not occurred.

                  (b) Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on other provisions of this Lease. it is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be deemed to be in addition to and separate and independent of the damages accruing by reason of default in observing any other covenant contained in this Lease.

            Section 15.06. Cumulative Remedies. Each right and remedy of each party provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any party of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by any party of any or all other rights or remedies provided for in this Lease or now hereafter existing at law or in equity by statute or otherwise.

                                   ARTICLE 16.

                   Curing Tenant's Defaults: Fee and Expenses

            Section 16.01. Cure By Landlord. If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord, without thereby waiving such default, may, after the expiration of any applicable notice and grace period (except in the case of an emergency, in which event no notice shall be required), perform the same for the account and at the expense of Tenant, without notice. Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law shall be sent by Landlord to Tenant, and shall be due and payable as Additional Rent in accordance with the terms of said bills. Any such bills shall be payable with interest at the Default Rate from the date that Landlord provides Tenant with an invoice for such charge or expense to the date of payment by Tenant to Landlord. Tenant's obligations under this Section shall survive the Expiration Date or sooner termination of the Term.

            Section 16.02. Late Charge. If Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of rent within two
(2) Business Days after such payment is due, then Tenant shall pay to Landlord in addition to such installment of Fixed Rent, Additional Rent or other item of rent, as the case may be, as a late charge and as Additional Rent, a sum equal to four percent (4%) of the amount unpaid (the "Late Charge"); provided, that on the first and second time that Tenant shall fail to pay any installment of Fixed Rent, Additional Rent or any other item of rent within two (2) Business Days after such payment is due, Tenant shall not be required to pay the Late Charge if Tenant shall make such payment within rive (5) days after receipt of notice from Landlord that such payment is overdue.

                                   ARTICLE 17.

                        Non-Liability and Indemnification

            Section 17.01. Neither Landlord nor Landlord's agents shall be liable to Tenant, its employees, agents, contractors, invitees and licensees, and Tenant shall indemnify and save Landlord and Landlord's agents harmless of and from all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable counsel fees, penalties and fines incurred by Landlord in connection with or arising from: (a) any breach, violation, nonperformance or default by Tenant under this Lease, (b) the use or occupancy of the Premises by Tenant or anyone claiming under Tenant, or (c) any acts or negligence of Tenant or any of its agents, contractors, employees or invitees, but excluding (from the indemnity provision) loss, cost, liability, claim, damage or expense caused by Landlord's or its employees', agents', contractors', invitees' or licensees' negligence or willful misconduct. Any Building employees to whom any personal property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agents with respect to such personal property and neither Landlord nor Landlord's agents shall be liable for any loss of or damage to any such property by theft or otherwise. In any action brought to enforce the obligations of Landlord under this Lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the Complex, the Land and the Building and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord other than its interest in the Complex, the Land and the Building.

            Section 17.02. Constructive Eviction. Except as expressly set forth to the contrary in this Lease, neither (a) the performance by Landlord, Tenant or others of any decorations, construction, repairs, alterations, additions or improvements in, to or on the Building, the Land or the Premises, nor (b) any damage to the Premises or to Tenant's Property, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (c) any temporary covering or bricking up of any windows of the Premises for any reason whatsoever including Landlord's own acts, nor any permanent covering or bricking up of any such windows if required by law, order or regulation of Federal, county, state or municipal authorities or by any direction pursuant to law or any public officer, nor (d) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (d) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's agents.

            Section 17.03. Costs and Fee. If any claim, action or proceeding is made or brought against Landlord, which claim, action or proceeding Tenant shall be obligated to indemnify Landlord against pursuant to the terms of this Lease, then, upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord's name, if necessary, by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnifying party's insurer are hereby deemed approved for purposes of this Section 17.03.

            Section 17.04. Payment. Tenant shall pay to Landlord, within ten
(10) days next following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, cost, liabilities, claims, damages and expenses referred to in Section 17.01 hereof. Tenant's obligations under this
Article 17 shall survive the expiration or earlier termination of this Lease.

            Section 17.05. Indemnification By Landlord. (a) Except as otherwise expressly set forth to the contrary in this Lease, from and after the date hereof, Landlord shall indemnify and save Tenant and Tenant's employees and agents harmless of and from all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable counsel fees, penalties and fines incurred by Tenant in connection with or arising from any acts, omissions or negligence of Landlord or its agents, contractors, or employees, in or about the Premises, the Building or the Complex during the Term, including any acts, omissions or negligence in performing any work. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof; provided, however, that with respect to claims in connection with bodily injury or death, such claims shall be limited to the extent that any insurance proceeds collectible by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same.

                  (b) Under no circumstances shall Landlord have any liability under this Article to Tenant, Tenant's employees or agents for any consequential damages suffered by Tenant, Tenant's employees or agents or by any party claiming through Tenant.

                                   ARTICLE 18.

                                    Surrender

            Section 18.01. Condition of Premises. On the last day of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall, at its own expense, quit and surrender the Premises to Landlord broom clean, in good order, condition and repair as at the Commencement Date except with respect to Landlord's obligation pursuant to the provisions of Article 10 of this Lease and except for ordinary wear, tear and damage by fire or other insured casualty, and Tenant shall remove such of its property as may be required pursuant to Article 9 hereof.

            Section 18.02. Holdover By Tenant. If the Premises are not surrendered at the expiration of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly installments of the Fixed Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-for (24) hours after the expiration date for such space, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises, a sum equal to two (2) times the aggregate of that portion of the Fixed Rent and

Additional Rent which was payable under this Lease for such space during the last month of the Term. The foregoing notwithstanding, if Tenant shall fail to vacate the Premises in accordance with the terms of this Lease, then, in addition to the rights of Landlord hereunder, Landlord shall have the right to demonstrate and collect any and all damages (consequential or otherwise) suffered by Landlord and arising from Tenant's failure to surrender the Premises as provided herein. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or earlier termination of this Lease with respect to such space or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the expiration of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section.

            Section 18.03. Survival. Tenant's obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.

                                   ARTICLE 19.

                      Assignment. Mortgaging and Subletting

            Section 19.01. (a) Neither this Lease, nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any Lease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives or successors-in-interest by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior consent of Landlord in each case, except as expressly otherwise provided in this Article.

                  (b) In the event that Tenant shall desire to assign this Lease or to sublease any portion of the Premises, Tenant shall promptly notify Landlord thereof. Upon obtaining a proposed assignee or subtenant upon terms satisfactory to Tenant, Tenant shall submit to Landlord in writing a request for Landlord's consent, together with: (i) the name of the proposed assignee or subtenant; (ii) the material terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business which the proposed assignee or subtenant proposes to conduct in the demised premises; (iv) current financial statements and banking and other references of such proposed assignee or subtenant; and (v) such other information concerning such proposed assignment or subletting as Landlord may reasonably request. Within thirty (30) days following Landlord's receipt of the request and other items specified in the preceding sentence, Landlord may notify Tenant that Landlord elects to: (1) cancel this Lease, in the case of a proposed assignment of this Lease or a proposed subletting of all or substantially all of the Premises, or cancel this lease with respect to the portion of the Premises proposed to be sublet in the case of a subletting of less than substantially all of the Premises, in which event such cancellation shall become effective on the date proposed by Tenant for such assignment or subletting and this Lease shall thereupon terminate (in whole or in part, as applicable) on said date with the same force and effect as if said date were the expiration date of this Lease; or (2) in the case of a proposed assignment of this Lease or a proposed subletting of all or substantially all of the Premises, require Tenant to assign this Lease to Landlord (or Landlord's designee) effective on the date proposed by Tenant for such assignment or subletting. In the event of a subletting of a portion of the Premises, Tenant shall pay the cost of demising corridor access to such space and any Building or service cost. (From and after the effective date of an assignment of this Lease required to be made by Tenant to Landlord (or Landlord's designee) pursuant to this subparagraph (b), Tenant shall be relieved of all of its obligations and liabilities hereunder in respect of time periods occurring after the effective date of such assignment except for those obligations which are herein made to survive the expiration of this Lease.)

                  (c) In the event that Landlord shall not exercise either of its options under subparagraph (b) of this Section 19.01, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting, which shall be given or denied within such thirty (30) day period, provided that: (i) Tenant is not then in default hereunder; (ii) the proposed assignee or subtenant either (1) has a financial net worth equal to or greater than Tenant's current net worth, or (2) furnishes adequate assurance (by way of additional security deposit, letter of credit, and/or personal principal guaranty) of its financial wherewithal to pay all of the Fixed Rent and Additional Rent to come due hereunder; (iii) such proposed assignee or subtenant is not then a tenant in the Project or is not someone with whom Landlord has had substantial negotiations (defined as submission of an offer by one party and receipt of a counter-offer from the other party) for space in the Project during the preceding six (6) month period; and (iv) with respect to any subletting, no such subletting shall be for less than 5,000 rentable square feet; provided, that any such sublet space shall be separately demised and physically separated from the balance of the Premises. In no event shall Tenant sublet to more than four (4) subtenants at any time. In the event that Tenant desires to assign this Lease, then any proposed assignment must require Tenant's assignee to assume Tenant's obligations from and after the effective date of an assignment.

            (d) Notwithstanding anything to the contrary set forth herein, but subject to the provisions of Section 19.02 hereof, and provided Tenant is not then in default hereunder as to which notice had been given and which remains uncured, Tenant may, without Landlord's consent, assign this lease, sublet, or license space in, all, or any part of the demised premises to an entity into which or with which Tenant is merged or consolidated or to an "affiliate" (as hereinafter defined) of Tenant. For purposes hereof, an "affiliate" of Tenant shall mean any entity which controls, is directly Controlled by, or is under common Control with Tenant, and "an entity in which or with which Tenant is merged or consolidated" shall mean only an entity subject to the jurisdiction of the courts of the State of Connecticut which succeeds Tenant in accordance with applicable statutory provisions for merger or consolidation of entities and which, by operation of law or by effective provisions contained in the instruments of merger or consolidation, fully assumes the liabilities of the entities participating in such merger or consolidation and which has, on the completion of such merger or consolidation, a net worth equal to or greater than Tenant's net worth immediately prior to such merger or consolidation. Tenant shall (except in any case where the assignment in question is an assignment by operation of law or would otherwise become effective without an instrument of assignment), within ten (10) Business Days after execution thereof, deliver to Landlord: (a) a duplicate original instrument of assignment or sublease, as the case may be, duly executed by Tenant; and (b) in the case of an assignment, an instrument, duly executed by the assignee, in which such assignee shall, from and after the date of such assignment, assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of Lease on Tenant's part to be observed and performed.

            Section 19.02. Effect of Assignment or Subletting. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part hereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 19.01, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting. Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Article, nor any application of any such rent as provided in this Article shall, under any circumstances, relieve or release Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

            Section 19.03. Transfer of Controlling Interest. Either a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant (if Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership or other entity) at any one time or over a period of time through a series of transfers, shall be deemed as assignment of this Lease and shall be subject to all of the provisions of this
Article 19. Anything contained herein to the contrary notwithstanding, the provisions of this Section 19.04 shall not apply to the sale of shares (including the issuance and creation of new stock or a new class of stock) of Tenant (if Tenant is a corporation or trust), which sale or issuance is effected through the *over-the-counter market" or through any recognized stock exchange; provided that the principal purpose of such sale or transfer is not the acquisition of Tenant's interest in this Lease or the circumvention of the provisions of this Article 19.

            Section 19.04. Profit-sharing. If Tenant shall enter into any assignment, sublease or other agreement of occupancy permitted under this Lease of or affecting all or any portion of the Premises, or if there is any transfer of this Lease by operation of law or otherwise, and if Tenant shall receive any consideration from its assignee, subtenant, licensee or occupant for or in connection with the assignment of Tenant's interest in this Lease or the subletting or occupancy of all or any part of the Premises, as the case may be (including, but not limited to, sums paid for the sale or rental to such assignee, subtenant, licensee or occupant as the case may be, of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of a sale thereof, of the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) or, if Tenant shall sublet or otherwise permit occupancy of the Premises at a rental rate (including additional rent) or other periodic consideration, which shall exceed the Fixed Annual Rent and Additional Rent then payable hereunder, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the difference between: (a) such consideration or such excess; and (b) the Transfer Expenses (as hereinafter defined). As used in this Section 19.05(a), "Transfer Expenses" shall mean the sum of: (i) reasonable out-of-pocket costs incurred by Tenant to unrelated third parties in making such assignment or sublease such as, broker's fees, reasonable attorneys' fees and disbursements and advertising fees; and (ii) the commercially reasonable costs of alterations, improvements and installations made by Tenant and/or any work letter or similar tenant allowances given by Tenant expressly and solely for the purpose of preparing the Premises for such subtenant or assignee. Tenant shall make payment of any such amounts due to Landlord hereunder within twenty (20) days of receipt thereof. In addition, Tenant and its proposed assignee, subtenant, licensee or occupant, as the case may be, shall provide Landlord with such other information as Landlord may reasonably request, including (but not limited to) a certification in affidavit form of all rental and other consideration proposed to be paid in connection with the proposed assignment of Tenant's interest in this Lease or the subletting or occupancy of all or any part of the Premises, and the proposed assignment or sublease and the documentation evidencing and/or executed or delivered in connection with same shall be otherwise reasonably acceptable to Landlord.

            Section 19.05. Landlord's Nondisturbance. Subject to the provisions of this Section 19.05, Landlord shall, upon the request of Tenant, enter into an agreement, reasonably satisfactory to Landlord and the subtenant, with respect to any sublease to which Landlord has consented (or for which Landlord's consent is not required) stating that, in the event of the termination of this Lease by reason of the occurrence of an Event of Default of Tenant hereunder, so long as there shall be no default by such subtenant under its sublease beyond any applicable grace and/or notice period set forth in such sublease for the curing of such default Landlord shall not disturb such subtenant's possession of the subleased premises, provided that such subtenant shall attorn to and recognize Landlord as its landlord under the sublease. Landlord shall be obligated to enter into such an agreement, unless: (i) the subleased premises constitute less than 10,000 rentable square feet; (ii) the term of such sublease is less than four (4) years; or (iii) such sublease does not provide for, or such subtenant will not agree to as a condition of said agreement (to become effective only as of the date of such attorrnment), a Fixed Rent which, from and after the date of such attorrnment, shall be equal to (on a per rentable square foot basis) the greater of (x) the Fixed Rent per rentable square foot payable hereunder by Tenant with respect to such space; and (y) the Fixed Rent and additional rent related to escalations and electricity then payable under such sublease. Tenant shall reimburse all reasonable costs, including reasonable attorneys' fees, incurred by Landlord in preparing or obtaining the documentation required by this paragraph.


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

                                   ARTICLE 20.

                           Subordination and Attomment

            Section 20.01. Subordination-, Nondisturbance Agreement. This Lease shall be subject and subordinate to any Superior Lease and/or to any Superior Mortgage. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder.

            Section 20.02. Attornment. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Land, Complex or the Building or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Land, Complex or the Building, or of the Lessor, or of any Mortgagee in possession of the Land, Complex or the Building, to attorn from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, then upon the executory terms and conditions of this Lease, subject to the provisions of Section 20.01 hereof, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this Section 20.02 shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 20.02, satisfactory to any such owner, lessor or Mortgagee, acknowledging such attorment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section 20.02 shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

            Section 20.03. Lease Modification. Tenant agrees to execute and deliver to Landlord within a reasonable period of time any reasonable modifications of this Lease required or requested by the holder or potential holder of a Superior Mortgage provided that no such modification shall adversely affect Tenant's rights or obligations hereunder, including without limitation, such modifications shall not affect the Term, amount of Fixed or Additional Rent payable hereunder.

            Section 20.04. Mortgagee's Nondisturbance. Concurrently with the execution and delivery of this lease Tenant shall execute, acknowledge and deliver to Landlord a nondisturbance agreement in the form provided to Tenant by the current servicer of the mortgage (the "Servicer"). Landlord shall use reasonable efforts to cause the Servicer to execute and acknowledge the nondisturbance agreement or an agreement substantially similar thereto, but Landlord need not incur any cost to cause the Servicer to execute the nondisturbance agreement and Landlord shall not have any liability if Landlord is unable to cause the Servicer to execute and deliver the nondisturbance agreement and, in any event, Tenant shall have no right to terminate this lease if Landlord fails or is unable to obtain same.

                                   ARTICLE 21.

                          Access: Change in Facilities

            Section 21.01. Changes in Facilities. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment of the Building, as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building, as it may deem reasonably necessary or desirable, provided any such change does not unreasonably or for an unreasonably long period interfere with Tenant's access to the Premises, or unreasonably or for an unreasonably long period interfere with the use of the Premises by Tenant.

            Section 21.02. Installation.

                  (a) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the demising walls of the Premises, or through the walls, columns and ceilings therein, provided that the installation work shall be performed at such times and by such methods as will not reduce the usable office space in the Premises or unreasonably interfere with Tenant's use and occupancy of the Premises, or adversely change the appearance thereof.

                  (b) Any work performed or installations made pursuant to this
Article 21 shall be made with reasonable diligence and in a manner designed to reasonably minimize interference with, and disruption of, Tenant's normal business operations; provided, however, that Landlord shall not be obligated to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever.

            Section 21.03. Access. Landlord or Landlord's agents shall have the right to enter the Premises during normal business hours, upon reasonable prior notice to Tenant (at least 48 hours' notice, except in the event of an emergency, in which case no notice shall be required), for any of the purposes specified in this Article, including, without limitation: (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or remedy reserved to Landlord in this lease; (b) to exhibit the Premises to a prospective tenant, purchaser, mortgagee, ground Landlord of the Building, or others during the last six (6) months of the Lease term; (c) to make such repairs, alterations, improvements or additions or to perform such maintenance, including the maintenance of all air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility systems as Landlord may deem necessary or desirable; and (d) to take all materials into and upon the Premises that may be required in connection with any such repairs, alterations, improvements, additions or maintenance.

            Section 21.04. Constructive Eviction. Except as otherwise expressly set forth in this Lease, the proper exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or Landlord's agents, or upon the holder of a Superior Mortgage.

                                   ARTICLE 22.

                              Inability to Perform

            Section 22.01. Unavoidable Delay. This Lease and the obligations of each of the parties hereto to perform all of the terms, covenants and conditions on the part of such party to be performed (including, without limitation, Tenant's obligation to pay rent hereunder) shall in no way be affected, impaired or excused because the other party, due to Unavoidable Delay, is: (a) unable to fufill any of its obligations under this Lease; or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied; or (c) unable to make or delay in making any repairs, replacements, additions, alterations or decorations; or (d) unable to supply or delayed in supplying any equipment or fixtures. Each party hereto shall in each instance exercise reasonable diligence to effect perforrnance when and as soon as possible provided, however, that neither party shall be under an obligation to pay overtime labor rates. Notwithstanding the foregoing: (i) lack of funds shall not be deemed a cause beyond either party's reasonable control; and (ii) the provisions of this Article 22 shall not excuse Tenant from its obligation to pay Fixed Rent and/or Additional Rent as and when due.

                                   ARTICLE 23.

                                     Waiver

            Section 23.01. Counterclaims. In the event Landlord commences any summary proceeding or other action for possession of the Premises, Tenant covenants and agrees that it will not interpose any counterclaim in any such proceeding other than compulsory counterclaims.

            Section 23.02. Trial by Jury To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

            Section 23.03. Survival. The provisions of this Article shall survive the expiration or any sooner termination of this lease.

                                   ARTICLE 24.

                                 No Other Waiver

            Section 24.01. No Waiver. The failure of either paity to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the perforrnance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether of a similar nature or otherwise.

            Section 24.02. Specific Examples. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

                  (a) No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises.

                  (b) The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.

                  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 25.

                                   Arbitration

            Section 25.01. Arbitration. The parties hereto shall not be deemed to have agreed to the detemination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specificafly provided for in this Lease, in which case the result of such arbitration shall be binding on the parties hereto. Any Arbitration shall be conducted under the rules of the American Arbitration Association then pertaining, in Stamford, Connecticut; provided, however, that it shall be conducted by a sole arbitrator, who shall determine the allocation of costs of such arbitration proceeding. The prevailing party shall also be entitled to interest on the amount of the award, if any, at the Default Rate. Landlord and Tenant shall, during the pendency of any such arbitration proceeding, continue to perform their obligations hereunder, including without limitation, with respect to Tenant, the payment of all items of Fixed Rent and Additional Rent.

                                   ARTICLE 26.

                                 Quiet Enjoyment

            Section 26.01. Covenant. Landlord covenants and agrees that Tenant, upon paying all Fixed Rent and Additional Rent and all other charges herein provided for and upon observing and keeping all the covenants, agreements and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation by or from anyone claiming by, through or under Landlord.

                                   ARTICLE 27.

                              Rules and Regulations

            Section 27.01. Compliance. Tenant, its servants, employees, agents, visitors, invitees, and licensees shall observe and comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit D, and such reasonable changes therein applicable uniformly to all tenants in the Complex and their invitees, licensees, agents and employees (whether by modification, elimination or addition) as Landlord hereafter may make and communicate in writing to Tenant ("Rules and Regulations"); provided, that such changes shall not have a material adverse effect upon Tenant's ability to operate its business in the Premises.

            Section 27.02. Enforcement. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees except that Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against aU other office tenants in the Complex (other than Landlord or its affiliates). In the event of any conflict between the Rules and Regulations and the provisions of this Lease the provisions of this Lease shall govern.

                                   ARTICLE 28.

                                     Shoring

            Section 28.01. Access to the Premises. If an excavation or other substructure shall be undertaken or authorized upon land adjacent to the Building or in subsurface space, Tenant, without liability on the part of Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall use reasonable efforts to have such entry accomplished during reasonable hours and within a reasonable time in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall not constitute an actual or constructive eviction, in whole or in part, or, except as otherwise expressly set forth in this Lease, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord's agents. Landlord shall exercise its rights under this Article in a manner that will not unreasonably interfere with Tenant's use of the Premises or Tenant's operation in the Premises.

                                   ARUCLE 29.

                               Notice of Accidents

            Section 29.01. Notice. Tenant shall give prompt notice to Landlord of: (a) any accident in or about the Premises; (b) any fire in the Premises; (c) any and all damages to or defects in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's Property; and (d) all damage to or defects in any parts or appurtenances of the Building's air conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems located in or passing through the Premises.

                                   ARTICLE 30.

                                    Brokerage

            Section 30.01. Representation: Payment. Landlord and Tenant each represent to the other that in the negotiation of this Lease it has not dealt with any real estate broker, other than Insignia/ESG (the "Broker"). Each party hereby agrees to indemnify the other and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and reasonable attorneys' fees. Landlord shall pay the fees of the Broker pursuant to a separate commission agreement. Landlord shall have no liability for any brokerage fees or commissions arising out of a sub-lease or assignment by Tenant and Tenant shall and does hereby indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such sub-lease or assignment.

                                  ARTICLE 3 1.

                                 Window Cleaning

            Section 31.01. Consent; Indemnity. Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises from the outside without Landlord's prior written consent and unless the equipment and safety devices required by law, ordinance, rules and regulations are provided and used, and Tenant hereby agrees to indemnify Landlord and Landlord's agent for all losses, damages or fines suffered by them as a result of the Tenant's requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside by Tenant's contractor or in violation of the requirements of the aforesaid laws, ordinances, regulations and rules. Landlord hereby agrees to indemnify Tenant for all losses, damages or fines suffered by them as a result of the cleaning of any window in the Premises by Landlord's contractor.

                                   ARTICLE 32.

                                     Notices

            Section 32.01. Notice Address. All notices, demands or communications given under this Lease shall be in writing and shall be sent to the addresses first set forth in the introductory paragraph above or at such other addresses as the parties may designate by written notice and shall be prepaid registered or certified mail, return receipt requested, or by personal delivery (if receipt acknowledged), or by a recognized overnight courier, return receipt requested, and shall be deemed given on the date received. Copies of each notice to Landlord shall also be sent to: (a) Richard Mack, c/o Apollo Real Estate Advisors L.P., 1301 Avenue of the Americas, New York, New York 10019; and
(b) Arthur D. Emil, c/o Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022. A copy of each notice to Tenant shall also be sent to:
Kleinman and Associates, P.C., Attention Stewart F. Kleinman, Esq., 22 Masonic Street, New London, Connecticut 06320.

                                   ARTICLE 33,

                        Estoppel Certificate: Memorandum

            Section 33.01. Estoppel. At any time and from time to time upon not less than twenty (20) days' prior written notice by a party to the other party, such other party shall execute, acknowledge and deliver to the requesting party a statement in writing in a force provided by such requesting party certifying that: (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that same is in full force and effect as modified and stating the modifications), (b) the dates to which the Fixed Rent and Additional Rent have been paid in advance, if any, (c) whether there are any offsets then known to such party to the Tenant's obligation to pay rent thereunder and describing them, if any, and (d) stating whether or not to the best knowledge of the signer of such certificate (who shall be a duly authorized officer or signatory of such party) the other party is in default in performance of any term, covenant or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Land and the Building or any part thereof or of the interest of Landlord in any part thereof, by any mortgage or prospective mortgagee thereof, by any Landlord or prospective Landlord thereof, by any tenant or prospective tenant thereof, or by any prospective assignee of any mortgage thereof.

                                   ARTICLE 34.

                                  Renewal Term

            Section 34.01. Exercise. Provided that this lease is in full force and effect and no Event of Default shall have occurred and be continuing on the date that Tenant gives written notice (the "Renewal Notice") of Tenant's election to exercise its renewal option hereunder, Tenant shall have the option, on one occasion only, to renew this Lease with respect to: (x) the entire Premises then under lease; or (y) all of the space then under lease by Tenant on any floor(s) in the Building (the "Renewal Space ") for one period of five (5) years (the "Renewal Term"), from April 1, 2008 through and including March 31, 2013. The Renewal Notice must be furnished by Tenant to Landlord not later than eighteen (18) months prior to the Expiration Date, time being of the essence, and must specify whether the Renewal Term is for the entire Premises, or for a particular floor or floors. Upon the timely delivery by Tenant of the Renewal Notice, the Term shall be deemed extended to include the Renewal Term, subject to all of the terms and provisions of the Lease, except that: (i) there shall be no further right to renew the Term after the Renewal Terms; and (ii) the Fixed Rent during the Renewal Term shall be determined in accordance with Section
34.02 hereof.

            Section 34.02. Fair Market Rent.

                  (a) The Fixed Rent during the Renewal Term shall be equal to ninety-five percent (95 %) of the fair market rental value (the "Fair Market Rent") of the Renewal Space. The Fair Market Rent shall be determined based upon the following criteria: (i) the fair market rental value for space and facilities of similar or like character (improved in a manner similar to that of the subject space), then available in Fairfield County six (6) months prior to the time of the commencement of the relevant term; (ii) neither Landlord nor Tenant is under a compulsion to rent; and (iii) the subject space is to be rented for the uses permitted under this lease for the relevant term, taking into consideration rent concessions and tenant improvement allowances that may then customarily be in effect and applicable to the rental of such space in Fairfield County, and the terms of this Lease.

                  (b) Following the delivery of the Renewal Notice, but not earlier than one (1) year prior to commencement of the Renewal Term, Landlord and Tenant shall endeavor to agree upon the Fair Market Rent in accordance with factors contained in Section 34.02(a) hereof. If Landlord and Tenant shall be unable to reach agreement on the Fair Market Rent at least nine (9) months prior to commencement of the Renewal Term, Landlord and Tenant shall jointly select an appraiser (the "Appraiser"), whose fee shall become equally by Landlord and Tenant. The Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the Building and in the vicinity of the Building who shall be a member of the American Institute of Appraisers of the National Association of Real Estate Boards and the Society of Real Estate Appraisers, but shall not directly or indirectly be associated with or employed by Landlord or Tenant. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) days after being requested to do so by the other party, then the parties agree to allow the American Arbitration Association, or any successor organization, to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                  (c) Within ten (10) days after the selection of the Appraiser, Landlord and Tenant shall each submit to the Appraiser their respective determinations (each a "Renewal Determination") of the Fair Market Rent for the Renewal Term. The Appraiser shall conduct such hearings and investigations as it deems appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Landlord's or Tenant's Renewal Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article.

                  (d) After a determination has been made of the Fair Market Rent for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for such Renewal Term as hereinabove determined.

            Section 34.03. Rent Adjustment. If, for any reason, the final determination of the Fair Market Rent shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Article, pending the final determination, Tenant shall continue to pay, as the Fixed Rent for such Renewal Term, an amount equal to the Fixed Rent and Additional Rent payable by Tenant for the immediately preceding year. If, based upon the final determination hereunder of the Fair Market Rent, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were greater or less than the Fixed Rent payable for the Renewal Term, either Landlord shall promptly refund to Tenant the amount of any such excess or Tenant shall pay the amount of such deficiency within ten (10) days after the final determination of the Fair Market Rent, as the case may be.

                                   ARTICLE 35.

                                  Parties Bound

            Section 35.01. Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 19 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 14.

            Section 35.02. Transfer By Landlord. The obligations of Landlord accruing under this Lease shall not be binding upon Landlord named herein after the sale, assignment or transfer (including, without limitation, pursuant to a foreclosure of a Superior Mortgage or a deed-in-lieu of foreclosure) by Landlord named herein (or upon any subsequent Landlord after the sale, assignment or transfer by such subsequent Landlord) of its interest in the Building as owner or Tenant, and in the event of such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. The foregoing notwithstanding, the provisions of
Article 20 shall apply in the event of a transfer pursuant to a foreclosure of a Superior Mortgage. A lease of Landlord's entire interest in the Building shall be deemed a transfer for the purpose of this Section.

            Section 35.03. Nonrecourse Obligation. In connection with the provisions of this Lease and the obligations and covenants of Landlord herein set forth, if Landlord or successor in interest be an individual, joint venture, tenancy-in-common, limited or general partnership, unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually or collectively, as an "unincorporated Landlord"), then anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such unincorporated Landlord in the Land, Building and Complex (including, (i) the proceeds of any sale, conveyance, assignment or transfer of the foregoing, (ii) any condemnation awards and (iii) the proceeds of casualty or other insurance policies) for the satisfaction of Tenant's remedies, for the connection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no property or assets of any general or limited partner of such unincorporated Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies. In addition, Odin Management Company, L.P. (or any partner thereof) shall not have, or be subject to, any personal liability under this lease.

                                   ARTICLE 36.

                                    Expansion

            Section 36.01. Expansion. A. Tenant shall have the right, exercisable by unconditional notice (the "Exercise Notice") given by Tenant to Landlord from and after the date hereof until October 25, 2000, time being of the essence, to lease all of the portion of the first (1st) floor of the Building as shown on Exhibit annexed hereto and made a part hereof (the "Expansion Space"), which shall be deemed to contain the number of rentable square feet set forth thereon, from and after the Commencement Date upon and subject to the terms and conditions set forth in this Article.

            B. If Tenant shall deliver the Exercise Notice to Landlord in accordance with the terms of Paragraph A of this Article, Landlord shall deliver possession of the Expansion Space to Tenant broom clean and free of tenants in its existing condition and state of repair on the Commencement Date; provided, that (1) the Building Systems affecting the Expansion Space shall be in operating order and condition and (2) Landlord shall provide Tenant with a reasonable number of points in the Expansion Space for Tenant to connect Tenant's horns, strobe lights, or other equipment into the Building's Class E System (and Tenant agrees to use

Landlord's electrician to provide tie-ins to the Building's Class E System, at Tenant's sole cost and expense). From and after the Commencement Date: (i) the Expansion Space shall be and be deemed to be a part of the Premises; (ii) the Fixed Rent hereunder shall be and be deemed to be increased by 100% of the Fair Market Rent of the Expansion Space; (iii) Tenant's Proportionate Share and Tenant's Complex Share shall be appropriately adjusted; (iv) all of the other terms and conditions set forth in this Lease shall apply (including, without limitation, the Base Expenses and the Base Taxes); and (v) the determination of the Fair Market Rent shall be made in the same manner as in Article 34 hereof (with such appropriate changes as are necessary to reflect that the Fair Market Rent is being determined for the Expansion Space rather than in connection with a renewal option).

            Section 36.02. Modifications: Holdovers. Landlord hereby covenants that it shall not modify any existing lease at the Complex in a manner that will directly affect any of the options granted to Tenant in this Article. Landlord hereby further covenants that to the extent that any of the existing tenants in the Expansion Space remain in possession thereof after expiration of the respective terms of any such existing tenant's lease, and Tenant has timely exercised its option on such space, then Landlord shall use diligent efforts, including, without limitation, the commencement of a proceeding against any such existing tenant, in order to cause such existing tenant to vacate the Expansion Space. Tenant's obligation to lease the Expansion Space shall not be affected by Landlord's inability to deliver possession of the Expansion Space to Tenant on the Commencement Date, but Tenant's obligation to pay Fixed Rent and/or Additional rent with respect to the Expansion Space shall not commence until possession of the Expansion Space is delivered to Tenant; provided, however, that if the Expansion Space is not available on or before April 25, 2002, then Tenant shall have the right to rescind the Exercise Notice by delivering written notice to Landlord on or before May 25, 2002, time being of the essence, unless Landlord delivers the Expansion Space within such thirty (30) day period. In the event that Tenant shall rescind the Exercise Notice in accordance with the provisions of the previous sentence, Tenant shall no longer have any rights with respect to the Expansion Space.

            Section 36.03. First Offer. From and after the date hereof, and provided that this Lease is in full force and effect and no Event of Default shall have occurred and be continuing, in the event that Landlord becomes aware of the availability of all or a part (but not less than 5,000 rentable square feet) of the rentable space on the third (3rd) floor of the Building (the "Third Floor Space"), landlord shall send Tenant written notice ("Landlord's Notice") of the same. Tenant shall have the right, within ten (10) Business Days from the time of its receipt of Landlord's Notice, time being of the essence, to offer to lease all of the Third Floor Space for the remainder of the Term by serving written notice ("Tenant's Notice") on Landlord specifying the terms of such offer. In the event that Tenant timely serves Tenant's Notice, Landlord and Tenant shall, during the thirty (30) day period following Landlord's receipt of Tenant's Notice, negotiate in good faith with respect to the leasing of such Third Floor Space; provided, however, that nothing contained herein or otherwise shall require that Landlord lease same to Tenant. In the event that (i) Tenant fails to timely serve Tenant's Notice on Landlord, or (ii) Tenant and Landlord fail to reach an agreement during such thirty (30) day period, Landlord may thereafter lease the third Floor Space to any third party on any terms without any obligation to notify Tenant thereof. Time shall be of the essence with respect to all of the time periods contained in this Section 36.03. The right of first offer contained in this Section 36.03 shall be personal to the named original Tenant (and any affiliate or subsidiary of such named Tenant). Notwithstanding anything to the contrary contained in this Section 36.03 or otherwise, Tenant hereby expressly acknowledges that Tenant's right of first offer contained in this Section 36.03 is subject and subordinate to any rights that Westinghouse/CBS may have to lease any space on the third (3rd) floor of the Building.

                                   ARTICLE 37.

                                      Signs

            Section 37.01. Signs. Tenant may erect or place: (i) one (1) sign or other similar corporate identification outside the Premises adjacent to, or on, the door to such Premises, on any multi-tenant floor on which the Premises are located; (ii) one (1) sign in the lobby on a floor entirely occupied by Tenant;
(iii) one (1) sign in front of the Building; and (iv) one (1) sign at the main entrance of the Complex, upon receipt of Landlord's prior written approval in each such instance, which shall not be unreasonably withheld. All such signs shall conform to Landlord's graphics and signage program for the Complex. Tenant shall, at its sole cost and expense, maintain and repair all of its signs in a first class manner. Tenant, at Tenant's sole cost and expense, shall have the right to change the name (but not the style, size or design without Landlord's reasonable approval) appearing on any approved Tenant signage to the name under which Tenant is then conducting its business. In the event that Tenant shall cease to occupy the Premises, Tenant shall, at Tenant's sole cost and expense, remove all such signs; provided, that Tenant's permitted subtenants hereunder may erect or place the signs described in clauses (i) and/or (ii) of the first sentence of this Article.

                                   ARTICLE 38.

                                    Security

            Section 38.01. Security Deposit. (a) Tenant has provided Landlord with Tenant's most recent financial statement, which states that Tenant's market capitalization exceeds $100,000,000.00 (the "Base Amount"), and Tenant hereby represents and warrants that, as of the date hereof, Tenant's market capitalization exceeds the Base Amount. Within twenty (20) days after August 25, 2001, Tenant shall provide Landlord with Tenant's most recent financial statement as of such date and such other information concerning Tenant's financial condition as Landlord may reasonably request. In the event that Landlord shall reasonably determine, in its sole and absolute discretion, that Tenant's market capitalization at such time exceeds the Base Amount, no security deposit shall be required hereunder; provided, that not more than twenty (20) days prior to the Commencement Date, Tenant shall deliver to Landlord a certificate executed by the chief executive officer, chief financial officer or president of Tenant stating that, to the best of such officer's knowledge, Tenant's market capitalization as of the date of such certificate exceeds the Base Amount, and that there has not been any material change in Tenant's business or financial condition that would make the previously submitted financial statement or other information in any way false or misleading as of the date of such certificate. In the event that Tenant shall not deliver such certificate, or Landlord shall reasonably determine, in its sole and absolute discretion, that Tenant's market capitalization at such time does not exceed the Base Amount, Tenant shall, not less than five (5) business days prior to the Commencement Date, deposit with Landlord the sum of Nine Hundred Fifty-Nine Thousand Four Hundred Seventy Nine and 50/100 Dollars ($959,479.50) as security for the full and faithful performance and observance by Tenant of the terms, provisions, conditions, covenants and obligations (including, without limitation, the payment of rent) of this Lease. It is agreed that if, after any applicable cure period, Tenant defaults in respect of any of the terms, provisions, conditions, covenants and obligations of this Lease, including, but not limited to, the payment of Fixed Rent or Additional Rent, Landlord may use, apply and retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent or Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiencies incurred in reletting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other reentry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date herein fixed as the expiration date of this Lease and after the surrender of possession of the entire Premises to Landlord in the manner cared for by this Lease. In the event of a sale or transfer of the Premises or a substantial portion thereof, or the leasing of the entire Premises or a substantial portion thereof, Landlord shall have the right to transfer the security to the vender, transferee or lessee and Landlord shall thereupon be released by Tenant from all further liability for the return of the security; and Tenant agrees to look solely to the new Landlord for the return of the security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the money deposited hereunder as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance, or attempted assignment or attempted encumbrance.

                  (b), The initial security deposit above set forth equals six
(6) months' Fixed Rent initially payable under this Lease. Tenant shall, within five (5) days after any increase in the Fixed Rent payable under the terms of this Lease, increase such security deposit so that it will throughout the Term or any extension of the Term equal no less than six (6) months' Fixed Rent.

                  (c) Any interest earned on the security deposit shall, for tax purposes, be the income of Tenant, but shall be retained and accumulated by Landlord as additional security under this Lease. Landlord may deposit such security in interest bearing accounts and/or invest all or a portion thereof in government securities. Landlord shall be entitled to retain 1% out of any interest earned on such security as an administrative fee therefor.

                  (d) If Landlord at any time utilizes any portion of the security deposit by reason of any claimed default by Tenant under this Lease or for payment of any obligation otherwise payable by Tenant under this Lease, Tenant shall within five (5) days after demand, restore and pay Landlord the amount so utilized, and failure by Tenant to do so shall be equivalent to an Event of Default for the non-payment of Fixed Rent or Additional Rent, entitling Landlord to all rights, remedies and privileges in the event of such an occurrence.

            Section 38.02. Letter of Credit. (a) In lieu of the cash security deposit referred to in Section 38.01, to secure the full and faithful performance by Tenant of all the terms, provisions, conditions, covenants and obligations (including, without limitation, the payment of rent) on Tenant's part to be performed hereunder, Tenant may deliver to Landlord, not less than ten (10) business days prior to the Commencement Date, an unconditional, clean, irrevocable "evergreen" letter of credit, payable on sight, in form and substance satisfactory to Landlord, in the amount of Nine Hundred Fifty-Nine Thousand Four Hundred Seventy-Nine and 50/100 Dollars ($959,479.50) issued by a commercial banking institution organized under the laws of the United States of America or any state thereof or the District of Columbia having a LACE Rating of at least: (i) "C"; or (ii) "D", "D+" or "C-", and having equity capital of not less than Five Hundred Million Dollars ($500,000,000.00). Landlord may present such letter of credit for payment upon the occurrence of any Event of Default by Tenant. Such letter of credit shall have an expiration date that is no earlier than one (1) year from the Commencement Date, and shall by its terms be automatically renewed for annual periods unless the issuing bank provides notice to Landlord (in the manner required herein) at least sixty (60) days prior to its expiration date that the letter of credit will not be renewed. If Landlord receives such a notice, then a subsequent or extension letter of credit in the amount of the then existing letter of credit and otherwise in form and substance reasonably acceptable to Landlord and from a bank reasonably acceptable to Landlord shall be delivered by Tenant to Landlord at least thirty (30) days prior to the expiration date of the letter of credit it is replacing (time being of the essence). The failure to deliver any subsequent or extension letter of credit shall constitute a material default hereunder for which no notice need be given, and for which no grace or cure period need be allowed (notwithstanding anything herein set forth to the contrary), and the letter of credit then in effect may be presented for payment and negotiated notwithstanding that no other default may then exist under this Lease and upon such presentment and negotiation, the default for Tenant's failure to so deliver shall be deemed to have been cured. The proceeds of the letter of credit that is so negotiated shall be held by Landlord in accordance with the provisions of this Article. The final expiration date of the letter of credit shall be no earlier than forty-five (45) days after the expiration of the Term, as it may be extended.

                  (b) During the continuation of any Event of Default Landlord may, without first applying any other security, use, apply or retain the whole or any part of the proceeds of the letter of credit delivered as security hereunder to the extent required for the payment of any rent or additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may incur or may be required to incur by reason of Tenant's default in respect of any of the terms, provisions, conditions, covenants and obligations on Tenant's part to be performed hereunder, including but not limited to, any damages or deficiencies which accrued before or after the commencement of summary proceedings or other re-entry by Landlord.

                  (c) Every letter of credit deposited with Landlord hereunder shall be transferable by its terms without charge to Landlord and without any further responsibility or liability with respect to such security and Tenant agrees to look solely to such assignee of Landlord for the return of the letter of credit or the proceeds thereof. The provisions of the preceding sentence are self operative without the need for further documentation, but Tenant shall, from time to time, upon request, require that the bank issuing the letter of credit execute a form evidencing the new holder of the letter of credit. Tenant shall not assign or encumber or attempt to assign or encumber any letter of credit or any of the proceeds thereof.

                  (d) Tenant shall, within five (5) days after any increase in Fixed Rent the terms of this Lease, increase the amount of any letter of credit deposited with Landlord hereunder so that it will throughout the Terms or any extension of the Term equal no less than six (6) months' Fixed Rent.

                  (e) If Landlord at any time uses, applies or retains the whole or any part of the proceeds of the letter of credit delivered as security hereunder by reason of any claimed Event of Default or for payment of any obligation otherwise payable by Tenant under this Lease, Tenant shall within five (5) days after demand, restore such letter of credit to the amount of the letter of credit prior to such use, application or retention of the proceeds thereof, and failure by Tenant to do so shall be equivalent to an Event of Default for the non-payment of Fixed Rent or Additional Rent, entitling Landlord to all rights, remedies and privileges in the event of such an occurrence.

                                   ARTICLE 39.

                                   Connections

            Section 39.01. Connections. At the request of Tenant, Landlord shall perform, at Tenant's expense, the work necessary to connect Tenant's telephone, telecommunications, data transmission system, or other similar services.

                                   ARTICLE 40,

                                    Abatement

            Section 40.01. Abatement. If for any reason, including, without limitation, Unavoidable Delays (other than casualty, damage or destruction which is subject to the terms of Article 12 hereof) Landlord fails to provide to Tenant essential services herein expressly required to be provided to Tenant by Landlord at the Premises or to perform any repairs or replacements required to be performed by Landlord hereunder (each an "Interruption"), and, as a result thereof, Tenant is unable to use and does not in fact use any material part of the Premises (excluding portions thereof containing less than 5,000 rentable square feet) for ten (10) consecutive Business Days or more, then, in such event, the Base Rent herein then reserved and all additional rent payable hereunder in respect of such space shall be abated from the commencement of such Interruption until the same shall be remedied, provided that such ten (10) consecutive Business Day period shall not begin to run until forty-eight (48) hours after Tenant advises Landlord (which advice may be oral, to be followed by written notice) that such Interruption has occurred.

                                   ATTICLE 41.

                                     Antenna

            Section 41.01. Tenant's Roof Rights, Payments.

                  (a) Landlord acknowledges that during the Term, Tenant may require communication services in connection with the operation of Tenant's business which would necessitate the construction, installation, operating and use by Tenant of one (1) communication antenna, microwave or satellite dish, or other communication equipment together with related equipment, wiring, mountings and supports (collectively, the "Antenna") on the roof of the Building. Subject to the rights of other tenants in the Complex and the terms of this Article, Landlord shall make available to Tenant, for Tenant's own use (and not for resale purposes) space on the roof of the Building for the Antenna at locations selected by Landlord and approved by Tenant which approval shall not be unreasonably withheld (but which may be based on "line of sight" transmission ability). In connection with Tenant's use of the roof of the Building, Landlord shall make available to Tenant access to the roof for the construction, installation, maintenance, repair, operation and use of the Antenna, subject to such reasonable rules and regulations as Landlord may promulgate from time to time, and in the presence of a representative of Landlord, as well as reasonable space in the Building to run electrical and telecommunications conduits from the Antenna to the Premises. The installation of the Antenna shall constitute an Alteration and shall be performed at Tenant's sole cost and expense (including, without limitation, any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of Article 9 hereof-, provided, however, that notwithstanding anything to the contrary contained herein, on or before the expiration or earlier termination of the license granted under this Article, Tenant shall remove the Antenna and shall restore the portion of the roof of the Building on which the Antenna was located to the condition in which it was delivered to Tenant, and upon such expiration or termination shall surrender it to Landlord in such condition.

                  (b) If Tenant shall install the Antenna, Tenant shall pay to Landlord, as Additional Rent, in advance, on the first day of each month during the Term an amount equal to $420.00 for the Antenna; provided, that in no event shall the Antenna exceed one (1) meter in length or one (1) meter in diameter. All of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Antenna, including, without limitation, provisions relating to compliance with Requirements, insurance, indemnity, repairs and maintenance. The license granted to Tenant in this Article shall not be assignable by Tenant separate and apart from this Lease.

            Section 41.02. Landlord retains the right to use the portion of the roof on which the Antenna is located for any purpose whatsoever; provided that such use does not unreasonably interfere or disturb the reception or transmission of communication signals from any antenna installed by Tenant. Landlord's installation or relocation of any equipment or antenna on the roof where the Antenna is located shall be accomplished in such a manner so as not to cause unreasonable interruption of the functionability of Tenant's equipment. Tenant shall use the Antenna so as not to cause any unreasonable interference to other tenants in the Building or unreasonable interference with or disturbance to the reception or transmission of communication signals by or from any antenna, satellite dishes or similar equipment previously installed by Landlord or any other tenant in the Building or the Complex or damage to or interference with the operation of the Building or the Building Systems. If after the antenna is installed by Tenant it is discovered that the Antenna causes any such interference, damage or disturbance to previously installed equipment, then Tenant, at its sole cost and expense, shall relocate its Antenna to another area on the roof designated by Landlord. If such interference or disturbance stiB occurs despite such relocation, or if no portion of the roof is available for such relocation, Tenant, at its sole cost and expense, shall remove its Antenna. In the event Tenant fails to relocate or remove the Antenna, Landlord may do so, and Tenant shall promptly reimburse Landlord for any costs incurred by Landlord in connection therewith, as Additional Rent.

            Section 41.03. If Tenant is in default under any provision of this Article, beyond any applicable notice and grace period then, without limiting Landlord's rights and remedies Landlord may otherwise have under this Lease, Tenant, upon written notice from Landlord, shall, at Tenant's sole cost and expense, immediately discontinue its use of the Antenna and remove the same from the roof of the Building.

            Section 41.04. In addition to the right of Landlord to cause Tenant to relocate the Antenna pursuant to Section 41.02 hereof, Landlord may at its option, at any time during the Term after thirty (30) days' prior written notice to Tenant (except in the event of an emergency) relocate the Antenna to another area on the roof designated by Landlord, provided that such relocation does not cause the transmission or receipt of communication signals to be interrupted or impaired other than temporarily in connection with such relocation and, except as set forth with respect to Landlord's right to cause Tenant to relocate the Antenna pursuant to Section 41.02 hereof, such relocation shall be performed at Landlord's sole cost and expense and at hours other than business hours.

            Section 41.05. (a) Landlord shall not have any obligations with respect to the Antenna or compliance with any Requirements relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof), nor shall Landlord be responsible for any damage that may be caused to Tenant or the Antenna by any other tenant or occupant of the Building. Landlord makes no representation that the Antenna will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the present or future installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

                  (b) Tenant, at Tenant's sole cost and expense, shall paint and maintain the Antenna in white or such other color as Landlord shall determine and shall install such lightning rods, air terminals or fencing on, about or around the Antenna as Landlord may reasonably require.

                  (c) Tenant shall: (i) be solely responsible for any damage caused to Landlord (including any additional costs incurred by Landlord for any violation of the Building's roof warranty) or any other person or property as a result of the installation, maintenance or use of the Antenna, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the installation, maintenance or use of the Antenna,
(iii) promptly comply with all Requirements, (iv) perform all necessary repairs or replacements to, or maintenance of, the Antenna; and (v) remove the Antenna and restore the portion of the roof on which the Antenna was located pursuant to the last sentence of Section 41.01(a) hereof.

            Section 41.06. Tenant acknowledges and agrees that the privileges granted Tenant under this Article shall merely constitute a license and shall not, now or at any time after the installation of the Antenna, be deemed to grant Tenant a leasehold or other real property interest in the roof of the Building. The license granted to Tenant in this Article shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, promptly shall execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the roof of the Building.

                                   ARTICLE 42.

                             Second Floor Expansion.

            Section 42.01. Second Floor Expansion. A. Provided that (i) this Lease is in full force and effect and no Event of Default shall have occurred and be continuing; (ii) Tenant shall have delivered (or simultaneously be delivering) to Landlord the Renewal Notice; and (iii) National Westminster Bank, PLC ("NatWest") shall have exercised its option to tenminate that cenain Agreement of Sub-Sublease dated as of December 1, 1997 between International Business Machines Corporation and NatWest, as amended by that certain First Amendment of Lease dated December 1, 1997, and as further amended by that certain Second Amendment of Lease dated as of December 31, 1998 (collectively, the "NatWest Lease"), by delivering the Termination Notice (as defined in the NatWest Lease) to Landlord in accordance with the terms and provisions of the NatWest Lease, Tenant shall have the option, exercisable by unconditional notice (the "Second Floor Exercise Notice") given by Tenant to Landlord not later than eighteen (18) months prior to March 31, 2008, time being of the essence, to lease the entire rentable portion of the second (2nd) floor of the Building as shown on Exhibit F annexed hereto and made a part hereof (the "Second Floor Expansion Space"), which shall be deemed to contain the number of rentable square feet set forth thereon, from April 1, 2008 (or as soon thereafter as the Second Floor Expansion Space shall become available) through and including March 31, 2013, upon and subject to the terms and conditions set forth in this Article; provided, that in the event that (x) NatWest shall not have paid the balance of the Termination Fee (as defined in the

NatWest Lease) to Landlord on or before March 31, 2008, and the NatWest Lease shall not have terminated pursuant to its terms; (y) Tenant shall be occupying less than fifty percent (50%) of the Second Floor Expansion Space on March 30, 2008 under that certain sublease from NatWest ("Tenant's Sublease"); or (z) Tenant shall default under Tenant's Sublease beyond any applicable notice and cure periods set forth therein at any time between the date of the Second Floor Exercise Notice and March 30, 2008, Landlord shall have the right, but not the obligation, to cancel Tenant's option to lease the Second Floor Expansion Space under this Article 42.

            B. If Tenant shall deliver the Second Floor Exercise Notice to Landlord in accordance with the terms of Paragraph 42.01(A) hereof, Tenant shall accept the Second Floor Expansion Space in its "as is" condition and state of repair as of the date that Tenant shall lease the Second Floor Expansion Space, and Landlord shall have no obligation to alter, repair or perform any work to prepare the Second Floor Expansion Space for Tenant's occupancy, it being acknowledged that Tenant has occupied the Second Floor Expansion Space pursuant to Tenant's Sublease. From and after April 1, 2008: (i) the Second Floor Expansion Space shall be and be deemed to be a part of the Premises; (ii) the Fixed Rent hereunder shall be and be deemed to be increased by 100% of the Fair Market Rent of the Second Floor Expansion Space; (iii) Tenant's Proportionate Share and Tenant's Complex Share shall be appropriately adjusted; (iv) all of the other terms and conditions set forth in this Lease shall apply (including, without limitation, the Base Expenses and the Base Taxes); and (v) the determination of the Fair Market Rent shall be made in the same manner as in
Article 34 hereof (with such appropriate changes as are necessary to reflect that the Fair Market Rent is being determined for the Second Floor Expansion Space rather than in connection with a renewal option). Notwithstanding anything to the contrary contained herein, if Landlord is unable to lease the Second Floor Expansion Space to Tenant on April 1, 2008 because of NatWest's failure to exercise its option to terminate the NatWest Lease, NatWest's failure to comply with the terms and provisions of the NatWest Lease, the holding over or retention of possession by NatWest, or for any other reason whatsoever, Landlord shall not be subject to any liability for Landlord's failure to lease the Second Floor Expansion Space to Tenant on said date, and the validity of this Article 42 shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the Lease, but the rent payable hereunder solely in respect of the Second Floor Expansion Space shall be abated (provided Tenant is not responsible for Landlord's inability to lease such space) until after Landlord shall have given Tenant notice that the Second Floor Expansion Space is available to be leased.

                                   ARTICLE 43.

                                 Miscellaneous.

            Section 43.01. Governing Law. This Lease shall be governed in all respects by the laws of the State of Connecticut. The state courts of the State of Connecticut located in the City shall have jurisdiction to hear and determine any dispute between Landlord and Tenant pertaining directly or indirectly to this Lease or any matter arising therefrom, and Landlord and Tenant each hereby expressly consents and submits in advance to such jurisdiction in any action or proceeding commenced in such courts and agrees to accept service of process in any such


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

action or proceeding and waives the right to object in such action or proceeding that same was commenced in an inconvenient forum or that the venue should be changed.

            Section 43.02. No Representations. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

            Section 43.03. Separability. Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligations to perform every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby.

            Section 43.04. Entire Agreement. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the parties hereto or their respective permitted successors in interest.

            Section 43.05. Disputes. If Tenant desires to resolve any dispute between Landlord and Tenant as to the reasonableness of Landlord's decision to refuse to consent to any item as to which Landlord has specifically agreed that its consent shall not be unreasonably withheld, such dispute may, at Tenant's election, be settled and finally determined by arbitration pursuant to Article 25 hereof.

            Section 43.06. Counterparts. This Lease may be executed in multiple counterparts, each of which (together or separately) shall be an original, but all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF Landlord and Tenant have duly executed this Agreement of Lease as of the day and year first above written.

Signed, Sealed and                   LANDLORD
Delivered in the
Presence of:                         HARBOR VISTA ASSOCIATES
                                     LEAITED PARTNERSMP

                                     By: Deb Associates LLC, its General Partner
                                     By: Apollo-Harbor Vista LLC, its Manager
                                     By: Kronus Property III, Inc., its Manager

                                     By:
                                         Name: /s/ Richard Mack
                                               ---------------------------------
Date:                                    Title: V.P

TENANT

META GROUP INC.

                                     By: /s/ Dale Kutnick
                                         ---------------------------------------
                                     Name:  Dale Kutnick
Date:                                Title: Chief Executive Officer

ATTEST:

(CORPORATE SEAL)

                                    EXHIBIT A

                                    The Land

All that certain tract of land, together with the improvements thereon, situated in the City of Stamford, County of Fairfield and State of Connecticut, shown on a certain map entitled, "Map Showing Property of Harbor Plaza Associates Stamford, Connecticut" now on file in the Office of the Town Clerk of said Stamford and numbered S.L.R. 10472, reference thereto being had for a more particular description of said premises, including the right of way shown thereon.

                                    EXHIBIT C

Cleaning Schedule

MISCELLANEOUS

(a) Check all stairwells and escalators nightly throughout entire demised area,

and keep in clean condition.

(b) Wipe down mail chute and mail depository nightly.

(c) On completion of work, all slop sinks are to be thoroughly cleaned, and cleaning equipment stored neatly in designated locations.

All cleaning services except those performed by day porters, window cleaners and matrons are to be performed nightly, five nights per week. No Saturday, Sunday or holiday service - legal holidays to be those in Lease.

(d) Check and refill, as required, men's and women's washrooms for soap, towels and tissues (soap and towels to be paid for by Tenant).

(e) Landlord shall supply toilet tissue in both men's and women's rooms and sanitary napkins in coin dispensers in the women's rooms. Revenue from coin dispensers becomes the property of Landlord.

(f) The Contractor or Landlord shall furnish all necessary approved cleaning materials, implements and machinery for the satisfactory completion of the work. This includes scaffolding, vacuum machines and scrubbing machines.

The Contractor shall furnish uniforms for all of its employees.

Tenant shall be charged for cleaning services in the areas of the Demised Premises used for special purposes requiring greater and more difficult cleaning work than office areas, including, but not limited to, data processing area, exhibit areas, energy dispatching areas, parking areas, shipping areas, mail rooms, private toilets any showers, if any, etc.

The quality of the cleaning swill be the same as the services rendered in other Class "A" office buildings. Landlord shall cause the inside of the windows in the Premises (excluding glass partitions) to be washed semi-annually and the exterior of said windows to be washed semiannually.

                             HIGH DUSTING - PERIODIC

(a) Damp-dust all pictures, charts, graphs, etc., quarterly, not reached in nightly cleaning.

(b) Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces not reached in nightly cleaning.

(c) Damp-dust ceiling air conditioning diffusers, wall grills, door louvers, registers and venetian blinds, quarterly.

Annually

Dust exterior of light fixtures, or as required.

WASHROOMS AND TOILETS

Nightly

(a) Sweep, mop, rinse and dry floors; polish mirrors and brightwork, clean enameled surfaces with a germicidal detergent.

(b) Wash and disinfect basins, urinals and bowls, using scouring powder to remove stains, making certain to clean undersides of rims of urinals and bowls.

(c) Wash and disinfect both sides of all toilet seats.

(d) Supply soap and towel dispensers; supply and service all toilet tissue.

(e) All wastepaper cans and all receptacles are to be emptied and thoroughly cleaned.

(f) Hand-dust and wash clean all partitions, tile walls, dispensers and receptacles in lavatories and rest rooms.

(g) Empty and clean sanitary disposal receptacles.

(h) Supply and service sanitary napkin machines.

Monthly

Wash down walls in washrooms and stalls, from trim to floor, once every thirty days.

GENERAL CLEANING

I.    Nightly

(a) Empty all waste receptacles, removing waste to a designated central location for disposal.

(b)   Empty and wipe clean all ashtrays and receptacles.

(c) Hand-dust all office furniture, fixtures, including paneling, shelving, window sills, telephones and door louvers.

(d) Wash and disinfect all water coolers and drinking fountains, and empty all waste water.

(e)   Wipe clean all metal work on entrance doors.

(f)   Sweep all Tenant's interior stairways.

(g)   Wipe clean interior of all waste-disposal cans and baskets.

2.    FLOORS

Group A - Ceramic tile, marble, terrazzo

Group B - Linotile, asphalt, koroseal, plastic vinyl, rubber, wood, cork or other types of floors and base.

Nightly

(a)   All floors in Group A to be swept and wet-mopped.

(b) All floors in Group 13 to be dry-mopped and wet-mopped, using a "dust-down" preparation, and spots to be removed by wet process.

3.    VACUUNUNG

            Vacuum once per week, carpet-sweep four times per week, all rugs and carpeted areas, moving fight fumiture and office equipment other than desks and file cabinets.

4.    OTHER SERVICES

            Other cleaning services required by the Tenant must be provided by Landlord's janitorial contractor. No other janitorial service will be hired by Tenant.

                                    EXHIBIT D

Rules and Regulations

            I The sidewalks, driveways, entrances, stairways, corridors, halls and all public areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises, and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

            2. The rights of Tenant in the entrances, corridors, stairways and elevators in the Buildings are limited to ingress and egress to and from the Premises for Tenant, its employees, licensees and invitees. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of, or use, or permit the use of, such entrances, corridors, stairways or elevators for any purpose other than such ingress and egress. Tenant shall not invite to the Premises or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, stairways, elevators, or other facilities in the Buildings by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by Tenant, its employees, licensees or invitees. Landlord reserves the right to control and operate the public portions of the Buildings and the public facilities, as well as all facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. The cost of repairing any damage to the public portions of the Buildings or the public facilities or to any facilities used in common with other tenants, caused by Tenant or the employees, licensees or invitees of Tenant, shall be paid by Tenant.

            3. No awnings or other projections shall be attached to the outside walls or windows of the Building or any entrance to the Premises. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

            4. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or Buildings. Interior signs on doors and directory tablet, if any, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord. Landlord will not unreasonably withhold its consent to a sign in the corridor at the entrance to Tenant's offices. Only Tenant named in the Lease or its assignee under Article 19 of the Lease shall be entitled to appear on the directory tablet. Additional names may be added in Landlord's sole discretion under such terms and conditions as Landlord may approve.

            5. No acids, vapors or other materials which may damage the waste lines, vents or flues of the Building shall be discharged or permitted to be discharged. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. AU damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licenses, shall have caused the same.

            6. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Buildings.

            7. No bicycles, vehicles or animals, fish or birds of any kind shall be brought into or kept in or about the Premises; provided, that Tenant may maintain (or replace) only the fish that are being kept in the Premises as of the date hereof. Tenant shall not cause or permit any objectionable odors to be produced upon or permeate from the Premises. Tenant shall not throw anything out of the doors, windows, or skylights, or down the passageways.

            8. No space in the Buildings shall be used for manufacturing, for the storage of merchandise, goods or property (except incidental storage permitted hereunder) or for any kind of auction.

            9. No noise, including the playing of musical instruments or the operation of radio, television, or audio devices, which, in the judgment of Landlord, might disturb other tenants in the Buildings, shall be made or permitted by Tenant. No cooking shall be done in the Premises, except as expressly approved by Landlord. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Buildings by Tenant or with the permission of Tenant.

            10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without Landlord's consent, which shall not be unreasonably withheld. In such event, Tenant shall provide Landlord with keys or other means of entry to the Premises. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

            11. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours and in such elevators which Landlord or Landlord's agents may reasonably designate from time to time.

            12. Landlord may refuse admission to the Buildings outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord. Tenant shall be responsible for all persons for whom Tenant has requested a pass and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Buildings at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interest of the Buildings or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Buildings for the safety of the tenants and protection of property in the Buildings.

            13. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

            14. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the air conditioning system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fafl directly on the windows of the Premises.

                                Schedule 2.01(b)

Rentable Square Footage, Tenant's Proportionate Share and Tenant's Complex Share

                 Tenant's Premises   Gross Rentable Area     Proportionate Share

262 Harbor Drive:        --             111,861 RSF                   --
208 Harbor Drive:    66,171 RSF*        172,971 RSF                 38.3%
181 Harbor Drive         --              94,596 RSF                   --
232 Harbor Drive                         25,729 RSF                   --
250 Harbor Drive         --             156,154 RSF                   --
290 Harbor Drive         --             169,733 RSF                   --
      Total          66,171 RSF         731,044 RSF

Tenant's Complex Share = 9.05 %.

Rentable Square Feet ("RSF")

SCHEDULE 11.01

The current summer OTHVAC hourly charges for 208 Harbor Drive are as follows:

Space                         Hourly Rate

Entire building                 $167.00
One floor (48% of entire cost)    80.00

Each additional floor             50.00

These charges reflect the electrical consumption of the necessary equipment to provide one hour of overtime cooling and do not include any labor that the Landlord may want to provide during OTHVAC periods. Providing labor is not a requirement of local law or codes in the City for operating this type of equipment.